UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act Of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2
GRINDR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Grindr Inc.
PO Box 69176
750 N. San Vicente Blvd., Suite RE 1400
West Hollywood, California 90069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 4:00 p.m. Pacific Time on July 30, 2025
Dear Stockholders of Grindr Inc.:
We cordially invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Grindr Inc., a Delaware corporation, which will be held on July 30, 2025, at 4:00 p.m. Pacific Time. This year, the Annual Meeting will be held through a live webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GRND2025. Beginning at 3:45 p.m. Pacific Time on the day of the Annual Meeting, you will be able to check in using the control number located on the Notice of Internet Availability of Proxy Materials for the Annual Meeting or if you received paper copies, your proxy card or voting instruction form. You will not be able to attend the meeting in person. For purposes of attendance at the Annual Meeting, all references in the accompanying Proxy Statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.
The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1.
To elect the board of directors’ eight nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
3.	To consider a stockholder proposal regarding adoption of a human rights policy covering freedom of association and collective bargaining, if properly presented at the Annual Meeting; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on June 4, 2025, as the record date for the Annual Meeting. Only stockholders of record on June 4, 2025, are entitled to notice of and to vote at the Annual Meeting. A complete list of our stockholders of record as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our corporate headquarters at 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 during regular business hours beginning ten days prior to the Annual Meeting and ending on the day before the Annual Meeting date. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
We are excited to welcome Chad Cohen to our board of directors. He brings deep financial expertise and broad experience guiding public companies through growth, transformation, and strong governance. His perspective will be invaluable as we continue building Grindr into the Global Gayborhood in Your PocketTM. We also want to thank Gary Horowitz, a former member of our Board, for his service, and recognize Nathan Richardson for his leadership as our inaugural Audit Committee chair. We are grateful that Nathan will remain on the Board and Audit Committee.
On June 20, 2025, we expect to mail the Notice of Internet Availability of Proxy Materials for the Annual Meeting to our stockholders. The Notice will contain instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.investors.grindr.com/financials/sec-filings/default.aspx.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone, or mail.

By order of the Board of Directors,

Zachary Katz General Counsel and Secretary West Hollywood, California June 20, 2025

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this proxy statement on Schedule 14A (this “proxy statement”) constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our business and strategies. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this proxy statement reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•	our ability to retain existing users and add new users;
•
the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and online safety laws and regulations, as well as laws that may apply to any new products or services we introduce in the health and wellness sector;

•	our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•
our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions;

•	our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•	our ability to respond to general economic conditions;
•	competition in the dating and social networking products and services industry;
•	our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•
our ability to successfully adopt generative artificial intelligence (“AI”) and machine learning (“ML”) processes and algorithms into our daily operations, including by deploying generative AI and ML into our products and services;

•	our dependence on the integrity of third-party systems and infrastructure;
•	our ability to protect our intellectual property rights from unauthorized use by third parties;
•	whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•	the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases; and
•
the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts.

In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
ii

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended (the “2024 Form 10-K”). Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
iii

GRINDR INC.

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 4:00 P.M. PACIFIC TIME ON JULY 30, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of Grindr Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on July 30, 2025 at 4:00 p.m. Pacific Time. This year, the Annual Meeting will be held through a live webcast. The Annual Meeting can be accessed virtually by visiting www.virtualshareholdermeeting.com/GRND2025 where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. As used in this proxy statement, references to “we,” “us,” “our,” “Grindr” and the “Company” refer to Grindr Inc and its consolidated subsidiaries (including Grindr Group LLC). References to “Tiga” refer to the predecessor company prior to the closing of the Business Combination (as described in “What Is Grindr — History” below).
What Is Grindr?
Overview
Our mission is to build the Global Gayborhood in Your Pocket™ and, through our success, to make a world where the lives of our global LGBTQ community are free, equal, and just. We manage and operate the Grindr platform, a global social networking platform primarily serving and addressing the needs of gay, bisexual, and sexually explorative adults around the world. We had 14.2 million average monthly active users for the year ended December 31, 2024. Through gayborhood expansion initiatives, we are developing new products for users to engage with the Grindr platform, which include new partnership-based digital versions of services typically found in physical gayborhoods. Our social impact division, Grindr for Equality, advances human rights, health, and safety for millions of lesbian, gay, bisexual, transgender, and queer (“LGBTQ”) people in partnership with organizations in every region of the world.
As a company built by gay people for gay people, Grindr fulfills crucial needs for its users. While the broader global landscape of social networks is highly competitive with many different platforms, there are few global platforms that focus solely on the gay, bisexual, transgender, and queer (“GBTQ”) community and address their unique needs. Our platform enables GBTQ adults to connect with one another and the world. Our users have a range of intentions and use cases. Our platform helps our users find what they are looking for: casual dating, long-term relationships, community and friendships, professional networking, travel information and local discovery. By facilitating the connection of our users around the world, we believe we can help our community find one another, advance LGBTQ rights globally, and make the world a safer place for our community.
History
Grindr was originally incorporated in February 2009 as a California limited liability company, and was subsequently held by Grindr Group LLC (“Legacy Grindr”), a Delaware limited liability company which was incorporated in April 2020.
Grindr Inc.’s predecessor public company was originally incorporated in the Cayman Islands under the Companies Law of the Cayman Islands on July 27, 2020, under the name Tiga Acquisition Corp. (“Tiga”), as a special-purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or engaging in any other similar business combination with one or more businesses or entities. Between November 17, 2022 and November 18, 2022, Legacy Grindr, Tiga, Tiga Merger Sub I LLC, a Delaware limited liability company and direct and wholly-owned subsidiary of Tiga (“Tiga Merger Sub”), and Tiga Merger Sub II LLC, a Delaware limited liability company and direct and wholly-owned subsidiary of Tiga (“Tiga Merger Sub II”), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 9, 2022, by and among Tiga, Legacy Grindr, and Tiga Merger Sub, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of October 5, 2022, by and among Tiga, Tiga Merger Sub, Legacy Grindr and Tiga Merger Sub II (collectively, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, a business combination of Legacy Grindr and Tiga was effected through, among other transactions, (i) the merger of Tiga Merger Sub I with and into Legacy Grindr, with Legacy Grindr as the surviving entity (the “First Merger”), and promptly thereafter and as part of the same overall transaction as the First Merger, (ii) the merger of Legacy Grindr with and into Tiga Merger Sub II (the “Second Merger”), with Tiga Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Tiga. Prior to the closing of the business combination on November 18, 2022 (“Closing”), Tiga (a) changed its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware, and (b) changed its name from Tiga Acquisition Corp. to Grindr Inc. (the “Business Combination”). Since the Business Combination, Grindr has conducted its business operations principally through its indirect wholly-owned subsidiary, Grindr LLC.
Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Grindr,” “we,” “us,” “our,” and similar terms refer to Grindr Inc. (f/k/a Tiga Acquisition Corp.) and its consolidated subsidiaries (including Legacy Grindr). References to “Tiga” refer to the predecessor company prior to Closing.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”) to log in to www.virtualshareholdermeeting.com/GRND2025. You are entitled to attend the Annual Meeting if you were a stockholder of record as of June 4, 2025 (the “Record Date”). Beginning at 3:45 p.m. Pacific Time on the day of the Annual Meeting, you will be able to check in using your control number included on your Notice or, if you received paper copies, your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 4:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:45 p.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Information on how to vote online during the Annual Meeting is discussed below.
Where can I get technical assistance?
If you have difficulty accessing the Annual Meeting, please call the phone number listed at www.virtualshareholdermeeting.com/GRND2025.
Will a list of record stockholders as of the Record Date be available?
Beginning ten days prior to the Annual Meeting and ending on the day before the Annual Meeting date, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during normal business hours.
What matters am I voting on?
Below is a list of items of business scheduled to be voted on at the Annual Meeting:
•
Proposal No. 1: To elect the board of directors’ eight nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	Proposal No. 2: To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•	Proposal No. 3: A stockholder proposal regarding adoption of a human rights policy covering freedom of association and collective bargaining (the “Stockholder Proposal”), if properly presented; and
•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How do I ask a question at the Annual Meeting?
As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date, who have registered in advance to attend the Annual Meeting may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you check in to attend the Annual Meeting at www.virtualshareholdermeeting.com/GRND2025 using the control number provided in the Notice and typing your question in the appropriate box in the registration form.
In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting, including the proposals being voted on at the Annual Meeting, and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to the Annual Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of the board of directors’ eight nominees for director;
•	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•	“AGAINST” the Stockholder Proposal.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on June 4, 2025, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 196,195,509 shares of common stock outstanding and entitled to vote.
Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, however, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote in person at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 196,195,509 shares of our common stock outstanding. Thus, the holders of 98,097,755 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of directors requires a plurality vote of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. “Plurality” means that the eight nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees.

•
Proposal No. 2: The ratification of the appointment of EY requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. “Majority” means the number of shares voted “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Proposal 2 is a “routine” matter and accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2. Therefore broker non-votes are not expected to exist in connection with this proposal.

•
Proposal No. 3: The Stockholder Proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes, if any, will have no effect on and will not be counted towards the outcome of this vote total for Proposal 3.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1, votes “For,” “Withhold,” and broker non-votes; (2) with respect to Proposal 2, votes “For,” “Against,” and abstentions; and (3) with respect to Proposal 3, votes “For,” “Against,” abstentions, and broker non-votes.
How do I vote?
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided in your Notice or, if you received paper copies, your proxy card or voting instructions form to log in to www.virtualshareholdermeeting.com/GRND2025. You will then be asked to provide the control number located on your Notice, proxy card, or voting instruction form, as applicable.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy. If you are a stockholder of record, there are three ways to vote prior to the Annual Meeting:
•
By Internet: You may submit a proxy over the Internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you visit the website);

•
By Toll-free Telephone: You may submit a proxy by calling +1 (800) 690-6903 and using any touch-tone telephone to transmit your voting instructions, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you call and follow the instructions); or

•
By Mail: You may mark, sign, date and mail your proxy card (if you received printed proxy materials) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 no later than the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting in any one of the following ways:
•	You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time the day before the Annual Meeting;
•	You may submit another properly completed, proxy card by mail with a later date, which must be received by us no later than the day before the Annual Meeting;
•
You may send written notice that you are revoking your proxy to our Secretary at Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069, which must be received by us no later than the day before the Annual Meeting; or

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated George Arison, Vandana Mehta-Krantz, and Zachary Katz as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described under “How does the board of directors recommend

I vote on these proposals?” above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
If you are a stockholder of record and do not vote by completing your proxy card if you receive a paper copy of the proxy materials, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about June 20, 2025, to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card to ensure that all of your shares are voted.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to the NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE Rules apply to the voting of all shares held in a brokerage account. In this regard, Proposals 1 and 3 are considered to be “non-routine” under the NYSE rules meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. Proposal 2, however, is considered to be a “routine” matter under the NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes?”
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to “non-routine” matters are counted as “broker non-votes.”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in our proxy statement for the 2026 annual meeting of stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Secretary at our principal executive offices by February 20, 2026, which is 120 days prior to the one-year anniversary of the date this proxy statement was first mailed or made available to stockholders. If the date of the 2026 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, however, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2026 annual meeting of stockholders.
Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our board of directors at the 2026 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our bylaws. Under our bylaws, written notice of nominations for directors and any other business proposed by a stockholder must be received by the Secretary at our principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of this year’s Annual Meeting (so long as the 2026 annual meeting is held no more than 30 days before and no more than 30 days after such anniversary). Accordingly, notice of any such nominations or other business meeting all of the requirements set forth in our bylaws must be received by the Secretary between April 1, 2026, and May 1, 2026. If the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 30 days after the anniversary of the date of this year’s Annual Meeting, your written notice must be received no more than 120 days prior to the close of business on the date of the 2026 annual meeting and no later than the close of business on the later of (i) 90 days prior to the date of the 2026 annual meeting and (ii) the tenth calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Company-sponsored nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the deadlines provided above.
The Chairperson of the Annual Meeting reserves the right to reject, exclude, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the above requirements, including conditions established by the SEC.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Six of our directors are independent within the meaning of the listing standards of the NYSE. Our directors serve for one-year terms until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
The following table sets forth the names, ages and certain other information as of the date of this proxy statement for each of the nominees for election as a director at the Annual Meeting:

Name	Age	Position
James Fu Bin Lu	43	Chairperson, Director
George Arison	47	Chief Executive Officer, Director
Daniel Brooks Baer	48	Director
Chad Cohen	50	Director
J. Michael Gearon, Jr.	60	Director
Nathan Richardson	54	Director
Meghan Stabler	61	Director
G. Raymond Zage, III	55	Director

Nominees for Director
James Fu Bin Lu. Mr. Lu has served as the Chairperson of the board of directors since November 2022. Mr. Lu previously served as Legacy Grindr’s Chairperson from June 2020 to November 2022. Mr. Lu has served as the Chairman and Chief Executive Officer of Longview Capital Holdings LLC, his family office, since January 2008. Mr. Lu served as a Director, the Chairman and the Chief Executive Officer of Life Concepts Holdings Limited, an investment company mainly engaged in restaurant operations, from October 2018 to June 2023. Mr. Lu has also served as a Director of Fusion Media Limited, an Internet publishing company, since February 2021; a Director of Global Commerce Technology Limited, a software development company, since February 2022; and a Director of CreateAI Holdings, Inc., an artificial intelligence technology company, since December 2022. Mr. Lu has also served as a managing partner and co-founder of Joffre Capital, a private equity firm, since 2018. Mr. Lu previously served as the Global Head of Amazon Marketing Services (now Amazon Advertising), the advertising branch of Amazon.com, Inc., a technology company that focuses on e-commerce, cloud computing, and digital streaming company, from 2011 to 2015; and served as the Vice President of content ecosystems at Baidu, Inc., a technology company specializing in Internet-related services and products and artificial intelligence, from 2015 to 2017. In 2006, Mr. Lu founded Yoolin, a social network, and served as its Chief Executive Officer from 2006 to 2007. Mr. Lu was a founding member and the director of product management at Chegg, Inc., a textbook rental company, from 2007 to 2011. Mr. Lu received master’s degrees in Electrical Engineering and Computer Science, and graduated summa cum laude, from the University of Michigan. We believe Mr. Lu’s business experience, technical knowledge and experience in the social network industry qualify him to serve as our Chairperson and a member of the board of directors.
George Arison. Mr. Arison has served as our Chief Executive Officer and director since November 2022, and previously served as the Chief Executive Officer of Legacy Grindr from October 2022 to November 2022. Mr. Arison previously served as Founder and Chief Executive Officer of Shift Technologies, Inc. (Nasdaq: SFT) from December 2013 to September 2022, and he continued to serve as a member on the board of directors until August 2023. In 2018, Mr. Arison conceived and created Pulsar AI, an artificial intelligence platform for auto sales, which was acquired by Impel. Prior to that, he served in various positions at Alphabet Inc. (Nasdaq: GOOG) from 2010 to 2013. From 2007 to 2010, Mr. Arison served as co-founder of Taxi Magic (now known as Curb, acquired by Verifone), an on-demand ground travel tool and one of the earliest native mobile app technologies. From 2005 to 2007, he worked for Boston Consulting Group. Prior to his business career, Mr. Arison was a policy analyst and ran a political campaign in Georgia, the country of his birth, about which he wrote Democracy and Autocracy in Eurasia: Georgia in Transition. Mr. Arison received a bachelor’s degree from Middlebury College. Since joining Grindr, Mr. Arison has overseen our successful transition to a public company, posting significant growth and profitability results and driving product innovation. We believe that Mr. Arison’s deep experience in marketplaces and AI, extensive leadership experience overseeing the transformation of our company into the Global Gayborhood in Your PocketTM, together with his corporate expertise as the Chief Executive Officer, qualify him to serve as our Chief Executive Officer and a member of the board of directors.

Daniel Brooks Baer. Mr. Baer has served as a member of the board of directors since November 2022. Mr. Baer is a senior vice president for policy research at the Carnegie Endowment for International Peace, which he joined in January 2020. He was Executive Director of the Colorado Department of Higher Education from May 2018 to February 2019. He previously served as the United States Ambassador to the Organization for Security and Co-operation in Europe from September 2013 to January 2017. Prior to that, he served as the Deputy Assistant Secretary of State for the Bureau of Democracy, Human Rights, and Labor from 2009 to 2013. Prior to that, he was an Assistant Professor of Strategy, Economics, Ethics and Public Policy at the McDonough School of Business at Georgetown University from 2008 to 2009. He was also a Faculty Fellow at Harvard University’s Safra Center for Ethics. Prior to that, he was a project leader at Boston Consulting Group, a management consulting firm, from 2004 to 2007. Mr. Baer received a Bachelor of Arts degree in Social Studies and African American Studies from Harvard University. He was also a Marshall Scholar at Oxford University, where he earned a master’s degree and doctoral degree in International Relations. We believe Mr. Baer’s political and educational experiences qualify him to serve as a member of the board of directors.
Chad Cohen. Mr. Cohen has served as a member of the board of directors since June 2025. Mr. Cohen has been a Founding Partner and CEO of Scala Advisors, LLC, a firm that advises public and private companies on finance, business operations, and investor relations initiatives, since January 2024. From November 2022 to January 2024, Mr. Cohen was Chief Financial Officer and Chief Operating Officer of Capella Space, a satellite-based earth observation company. Prior to that, from August 2015 to February 2022, Mr. Cohen served as Chief Financial Officer of Adaptive Biotechnologies Corp. (Nasdaq: ADPT), an immune-driven medicine company, including through its IPO in 2019. For nine years leading up to August 2015, Mr. Cohen served in various roles at Zillow Group Inc. (Nasdaq: Z), including most recently as Chief Financial Officer and Treasurer from March 2011 to August 2015, including through its IPO in July 2011. Mr. Cohen previously served on the board of Vacasa, Inc. (Nasdaq: VCSA), a vacation rental management platform, from October 2020 to May 2025, when it was acquired by Casago, including service as chair of the audit committee and as a member of the compensation committee, and special committee. Mr. Cohen also previously served on the board and as chair of the audit committee of Trupanion, Inc. (Nasdaq: TRUP), a pet insurance company, from December 2015 to July 2019. Mr. Cohen holds a B.S.B.A. in Management with a concentration in Accounting from Boston University. We believe Mr. Cohen is well qualified to serve as a member of our board of directors because of his experience with public companies, both as an executive officer and as a director and audit committee chair, and because of his financial expertise.
J. Michael Gearon, Jr. Mr. Gearon has served as a member of the board of directors since November 2022. Mr. Gearon is the Chairman and Chief Executive Officer of 28th Street Ventures, LLC, a family office based in Atlanta which he founded in 2007. A pioneer in the cell tower industry, Mr. Gearon has established six successful businesses across six countries over 30 years, spanning four continents. His roles have included Chairman of Pan Asia Tower, a wireless communications and broadcast infrastructure company, from 2013 to November 2019; and Chairman Advisor of PT Serana Menara Nusantara Tbk, the largest cell tower company in Indonesia, from 2007 to 2016. Prior to these roles, he served as Vice Chairman of American Tower Corp. from 2002 to 2007 and was on its board of directors from 1998 to 2003, following the sale of his business, Gearon & Co., to American Tower. Beyond telecommunications, Mr. Gearon has also made significant contributions in the sports industry. He was part owner of the Atlanta Hawks from 2004 through 2023, serving as Governor from 2005 to 2009 and as co-managing partner and board member from 2004 to 2015. He also co-owned the Atlanta Thrashers from 2003 to 2010. His achievements in business were recognized when he was named Ernst & Young Entrepreneur of the Year in 1997. Mr. Gearon received a bachelor’s degree, cum laude, in Inter-Disciplinary Studies from Georgia State University. We believe Mr. Gearon’s extensive experience in the technology industry and his experience as an executive and director qualify him to serve as a member of the board of directors.
Nathan Richardson. Mr. Richardson has served as a member of the board of directors since November 2022. Since June 2021, Mr. Richardson has served as a partner at Joffre Capital, a private equity firm in which James Fu Bin Lu, Chairperson of our board of directors, serves as managing partner and co-founder. Mr. Richardson was an Executive Vice President at Red Ventures from August 2019 until October 2021. Mr. Richardson is the co-Founder of Trading Ticket, Inc., a financial technology company, and served as its Chief Executive Officer from April 2014 to August 2019. He is also the Co-Founder of Waywire, a video sharing website, and served as its Chief Executive Officer from April 2012 to August 2013. Prior to that he was the President of Gilt City, Inc., a subsidiary of Gilt Groupe Inc., which is an online shopping and lifestyle website, from 2009 to 2012. Prior to that he was a Senior Vice President and General Manager at Dow Jones Online at Dow Jones & Company, Inc., a publishing firm, from 2005 to 2006. Mr. Richardson worked at Yahoo Inc. from 2000 to 2005, most recently as a General Manager in its finance division. Prior to that, he served as a Global Emerging Markets Management Associate at Citigroup Inc., an investment bank and financial services company, from 1998 to 1999. Mr. Richardson also previously served as a director of Caribe Media, Inc. from 2011 to 2019. Mr. Richardson served as a director of Pyxus (NYSE: PYX) from February 2019 to August 2020. Mr. Richardson received his Bachelor of Science degree in Business from Babson College and holds an M.B.A. from Georgetown University. We believe Mr. Richardson’s extensive experience in the finance and commerce industries and his experience as an executive qualify him to serve as a member of the board of directors.
Meghan Stabler. Ms. Stabler has served as a member of the board of directors since November 2022. Ms. Stabler has been a Strategic Advisor to alentr, contextual AI pricing software company, since June 2025. Ms. Stabler was Chief Marketing Officer at ThriveCart, a leading no-code sales platform for digital course creators, coaches, entrepreneurs and online businesses, from September 2024 through February 2025. Prior to that, she was the Senior Vice President of Global Marketing at BigCommerce Pty Ltd. (Nasdaq: BIGC), a leading software-as-a-service (SaaS) ecommerce platform, from March 2022 through August 2024, and was previously the Vice President of Global Product Marketing, Communications and International Marketing from December 2018 to March 2022. Prior to that, she held various executive roles at CA Technologies, a Broadcom company, from 2010 to November 2018. She was also a Vice President of Product Management and Marketing for BMC Software, Inc., an information technology services and consulting company, from 2003 to 2010. Ms. Stabler has been a board member of Kaleido Health Solutions, Inc., a mobile Health/Telehealth application development company, since January 2021. Ms. Stabler has also been a member of the board of directors for the Democratic Majority for Israel, an advocacy group, since January 2019, and has been a member of the board of directors of Planned Parenthood Federation of America, a nonprofit organization that provides reproductive healthcare, since May 2019. She has also been a Super Delegate Appointed Platform Committee member and Party Leader and Elected Official for the Democratic National Committee since January 2020. She was a board member of Lambda Legal, a civil rights organization, from March 2021 to December 2021. Ms. Stabler previously served on the Board of Advisors of Segall Bryant & Hamill, an investment firm, from 2014 to February 2020. She was also a member on the board of directors for the Human Rights Campaign, an LGBTQ advocacy group and political lobbying organization, from 2009 to October 2017, and also served on the National Business Advisory Council for the Human Rights Campaign from 2008 to April 2020. Ms. Stabler was also a member on the board of directors of Athlete Ally, a nonprofit LGBTQ athletic advocacy group, from 2015 to January 2017. She was a member of the board of directors of the AIDS Foundation Houston, Inc., a nonprofit organization, from 2007 to 2011. She was also an advisory member to President Obama’s National LGBT Policy Committee from 2008 to 2016. We believe Ms. Stabler’s business and marketing expertise, her LGBTQ advocacy experiences, and her prior service as a director qualify her to serve as a member of the board of directors.
G. Raymond Zage, III. Mr. Zage has served as a member of our board of directors since November 2022. Mr. Zage has served as the Chief Executive Officer of Tiga Investments Pte. Ltd. since November 2017 and was a founder and previously served as a director, Chief Executive Officer, and Chairman of Tiga Acquisition Corp. from July 2020 to November 2022. In April 2021, he also joined the board of directors of EDBI Pte Ltd, independent equity investment arm of Singapore’s Economic Development Board, and in April 2025 changed his role to Senior Advisor. Prior to August 2018, Mr. Zage was managing director and Chief Executive Officer of Farallon Capital Asia Pte Ltd, which invests capital on behalf of Farallon Capital Management LLC, where he was a partner. Mr. Zage joined Farallon Capital Management LLC in March 2000 and in 2002 set up and ran Farallon Capital Asia Pte Ltd (also previously known as Noonday Asset Management Asia Pte Ltd). Prior to joining Farallon, Mr. Zage was a Vice President at Goldman Sachs (Singapore) Pte Ltd in the Investment Banking Division having also worked for Goldman Sachs in New York and Los Angeles. Mr. Zage continues to serve as a part-time senior advisor at Farallon and he is also a member of the board of directors of Whitehaven Coal Limited (ASX: WHC.AX) as well as a member of the Board of Commissioners of PT Lippo Karawaci Tbk. Mr. Zage received his Bachelor of Science degree in Finance and Accounting from the University of Illinois, Urbana-Champaign in 1992. Mr. Zage’s qualifications to serve on our board include three decades of investment experience in public and private debt, public and private equity, and real estate across a wide variety of industries and geographies, and his strategic vision and experience as a board member of public and private companies in a wide variety of industries. Mr. Zage provides high-value added services to the board of directors and has sufficient time to focus on our business.
Board Diversity
Our board of directors is one of the most diverse in terms of LGBTQ representation. Our board of directors includes three gay men and one trans lesbian, bringing diverse worldviews and a shared commitment to Grindr’s success and to continued LGBTQ representation in our board governance.

Board Leadership Structure
We believe that all members of our board of directors should have a voice in the affairs and the management of Grindr. The board of directors believes that our stockholders are best served at this time by having an independent Chairperson, who is an integral part of our board of directors structure. Mr. Lu has served as Chairperson of our board of directors since the closing of the Business Combination in November 2022, and previously served as the Chairperson of Legacy Grindr from June 2020 to November 2022. Mr. Lu brings considerable skills and experience, as described above, to the role. While our Chief Executive Officer maintains primary responsibility for preparing the agendas for meetings of our board of directors, our Chairperson has significant responsibilities, which are set forth in our bylaws, and include, in part:
•	Presiding over meetings of the independent directors;
•
Coordinating with the committee chairs regarding meeting agendas and informational requirements, and presiding over portions of meetings of our board of directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed or at which the performance of the board of directors is performed or discussed;

•	Coordinating the activities of the other directors, and performing such other duties our board of directors may establish or delegate from time to time; and
•	Acting as principal liaison between the members of our board of directors and the Chief Executive Officer.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairperson and other directors, provide balance on our board of directors and promote strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee but rather anticipates administering this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. Our board of directors and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy, cybersecurity, legal and regulatory matters, and artificial intelligence and machine learning. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board of directors as quickly as possible.
Our audit committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for the audit committee include the Company’s policies and other matters relating to our investments, cash management, major financial risk exposures, cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats, ESG and data privacy, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. The audit committee, together with the board of directors, also oversees and reviews with management the Company’s major legal compliance and risk exposures and the steps management has taken to monitor or mitigate such exposures. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive or insufficient risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our privacy and trust committee oversees and assesses our data privacy policies, programs and practices and identifies and monitors risks related to compliance with applicable privacy and data use laws, as well as risks associated with public policy developments related to LGBTQ legal rights and user safety. The privacy and trust committee also oversees and reviews the Company’s major public policy risk exposures and the steps management has taken to monitor or mitigate such exposures.
In connection with its reviews of the operations and corporate functions of our company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the board of directors and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the board of directors and its committees on such matters.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of the director’s family members, and the Company, its senior management and its independent auditors, the board of directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards: James Fu Bin Lu, Daniel Brooks Baer, Chad Cohen, J. Michael Gearon, Jr., Meghan Stabler, and Nathan Richardson. The board of directors also affirmatively determined that our former directors, Maggie Lower and Gary I. Horowitz, qualified as independent directors within the meaning of the applicable NYSE listing standards during the period of 2024 and 2025, as applicable, that they served on our board of directors. In making these determinations, the board of directors found that none of these directors had a material or other disqualifying relationship with the Company.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence. Our independent directors meet in executive session without management present if circumstances warrant when the full board of directors convenes for a regularly scheduled meeting or a special meeting. The independent directors at such executive sessions shall designate an independent director to preside over the executive session.
Meetings of the Board of Directors and Committees of the Board of Directors
The board generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. Directors spend additional time preparing for board and committee meetings, and we may call upon directors for advice between meetings. We encourage our directors to attend director education programs.
The board held six meetings in 2024. Also in 2024, (a) the audit committee held four meetings, (b) the compensation committee held four meetings, (c) the nominating and corporate governance committee held one meeting, and (d) the privacy and trust committee held two meetings.
Our Corporate Governance Guidelines provide that the board will periodically meet in executive session without management in attendance. A non-management director presides at each executive session.

Committees of the Board of Directors
We have a standing audit committee, compensation committee, nominating and corporate governance committee, and privacy and trust committee. In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. The following table provides membership as of the Record Date:

Name	Audit	Compensation	Nominating and Corporate Governance	Privacy and Trust
James Fu Bin Lu		X	X*
George Arison
Daniel Brooks Baer				X*
Chad Cohen(1)	X*
J. Michael Gearon, Jr.		X*	X
Nathan Richardson	X(1)	X		X
Meghan Stabler	X			X
G. Raymond Zage, III

*	Committee chair
(1)
Mr. Cohen was appointed to the board and as chair of the audit committee effective June 3, 2025. Mr. Richardson, the former chair of the audit committee, continues to serve as a member of the audit committee as of such date.

Copies of our committee charters are posted on our website, www.investors.grindr.com, as required by applicable SEC and NYSE rules. The information on or available through any such website is not deemed incorporated in this proxy statement and does not form part of this proxy statement.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our board of directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair their individual exercise of independent judgment with regard to us.
Audit Committee
The audit committee currently consists of Chad Cohen, Nathan Richardson, and Meghan Stabler, and each is standing for re-election at the Annual Meeting. The chair of the audit committee is Chad Cohen. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that Chad Cohen and Nathan Richardson are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment. The board of directors has adopted a written audit committee charter that is available to stockholders on our website at www.investors.grindr.com.
Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and overseeing compliance with certain of our policies applicable to directors and employees, including, among other things, the Related-Person Transactions Policy;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
Compensation Committee
Our compensation currently committee consists of J. Michael Gearon, Jr., James Fu Bin Lu, and Nathan Richardson, and each is standing for re-election at the Annual Meeting. The chair of the compensation committee is J. Michael Gearon, Jr. Our board of directors has determined that each member of the compensation committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has adopted a written compensation committee charter that is available to stockholders on our website at www.investors.grindr.com.
The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•	reviewing, overseeing, modifying and approving our overall compensation strategy and policies;
•	reviewing and approving the compensation of the Chief Executive Officer;
•	making recommendations to the board of directors regarding the compensation of our senior management and directors;
•	reviewing and recommending to the board of directors the compensation program for the board of directors’ non-executive directors;
•	reviewing and approving certain of our policies applicable to directors;
•	reviewing and approving or making recommendations to the board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•	reviewing and establishing appropriate insurance coverage for our directors and officers.
Compensation Committee Processes and Procedures
The compensation committee meets at least annually and with greater frequency as necessary. The compensation committee also may act periodically by unanimous written consent in lieu of a formal meeting. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee are currently or have been at any time an officer or employee of the company. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity (other than Grindr) that has one or more executive officers serving as a member of our board of directors or compensation committee.
Privacy and Trust Committee
The privacy and trust committee consists of Daniel Brooks Baer, Nathan Richardson, and Meghan Stabler, and each is standing for re-election at the Annual Meeting. The chair of the privacy and trust committee is Daniel Brooks Baer. Our board of directors has determined that each member of the privacy and trust committee is independent under the NYSE listing standards. Our board of directors has adopted a written privacy and trust committee charter that is available to stockholders on the Company’s website at www.investors.grindr.com.
We formed the privacy and trust committee in early 2023 to exercise oversight related to privacy and other matters impacting user trust, privacy, and safety. Specific responsibilities of the privacy and trust committee include:
•
reviewing and discussing with management our programs and practices related to data privacy, the adequacy of our data privacy policies, and our compliance with applicable privacy and data use laws and regulations;

•
overseeing our policies and practices related to user trust and safety and reviewing and discussing with management issues impacting safety and wellbeing, including the adequacy of our user trust and safety tools and our attention to protections of users in jurisdictions with limited LGBTQ legal rights;

•	discussing with management our compliance with applicable data use laws and any correspondence with regulators or governmental agencies that raise material issues; and
•	reviewing and discussing with management political and public policy developments relevant to our business and operations, including developments related to LGBTQ legal rights and user safety.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of James Fu Bin Lu and J. Michael Gearon, Jr., and each is standing for re-election at the Annual Meeting. The chair of the nominating and corporate governance committee is James Fu Bin Lu. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the NYSE listing standards. Our board of directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on the Company’s website at www.investors.grindr.com.
Specific responsibilities of the nominating and corporate governance committee include:
•	identifying individuals qualified to become new board members, consistent with criteria approved by the board of directors;
•	identifying members of the board qualified to fill vacancies on any board committee and recommending that the board of directors appoint the identified member or members to the applicable committee;
•	reviewing and recommending to the board of directors corporate governance principles applicable to us;
•	overseeing the evaluation and performance of the board of directors and management;
•	reviewing and overseeing compliance with certain of our policies applicable to directors, including, among other things, the Code of Business Conduct and Ethics;
•	overseeing legal, regulatory and public policy matters material to us, particularly with respect to matters that could have a significant reputational impact on us; and
•	handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. In conducting this assessment, the board of directors considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the board of directors reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the board of directors also determines whether the nominee must be independent for SEC and NYSE purposes.
Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in the nominee’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective, and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The board of directors believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders so long as such recommendations comply with our restated certificate of incorporation; bylaws; stockholder director recommendation policy; and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will only evaluate recommendations from a stockholder if such stockholder (i) is a stockholder of record at the time of such recommendation, (ii) is entitled to vote in the annual meeting of the stockholders, and (iii) has otherwise complied with the notice procedures set forth in our bylaws. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business.
Eligible stockholders wishing to recommend a candidate for nomination should deliver a written recommendation to the nominating and corporate governance committee, c/o Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069, Attn: Secretary. To be timely for the 2026 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” Recommendations must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of the Company’s capital stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with individual members of our board of directors may do so by writing to our board of directors or to the particular members of our board of directors, and mailing the correspondence to our Secretary at Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications for the sole purpose of determining whether the contents represent a message to the board of directors. The Secretary will forward copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the board of directors or its committees or that they otherwise determine requires the attention of any member, group or committee of the board of directors, to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors. The Secretary will not forward junk mail, job inquiries, business solicitations, or offensive or otherwise inappropriate materials.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our Corporate Governance Guidelines are available on our website at www.grindr.com under the “Investors” tab. Under the Corporate Governance Guidelines, we expect directors to prepare for and attend meetings of the board and of all committees on which they serve.
Our board of directors has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our Code of Business Conduct and Ethics is available on our website at www.grindr.com under the “Investors” tab. Within the time period required by the SEC and the NYSE, we will post on our website at www.grindr.com under the “Investors” tab any amendment to our Code of Business Conduct and Ethics or any waivers of such provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
Director Compensation
We have a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive annual equity awards and annual cash compensation for service on our board of directors and committees of our board of directors. The board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. The compensation committee has the authority to engage a consulting firm to evaluate director compensation.
On June 3, 2025, our board of directors amended and restated our non-employee director compensation policy (the “Prior Policy”) to increase the annual cash and equity compensation that the members of the board of directors are eligible to receive (such policy as amended and restated, the “Second Restated Director Compensation Policy”).
Non-Employee Director Annual Cash Retainers
Under the Second Restated Director Compensation Policy, effective June 3, 2025, our non-employee directors are eligible to receive the following cash retainers (as applicable) for their service on our board of directors and its standing committees.

Position	Annual Cash Retainers ($)(1)
Non-Employee Member of the Board	40,000(2)
Audit Committee Chair	14,000(3)
Other Audit Committee Member	6,000(4)
Compensation Committee Chair	2,000(5)
Other Compensation Committee Member	1,000(6)
Nominating and Corporate Governance Committee Chair	2,000(5)
Other Nominating and Corporate Governance Committee Member	1,000(6)
Privacy and Trust Committee Chair	2,000(5)
Other Privacy and Trust Committee Member	1,000(6)

(1)	Annual cash retainers are paid quarterly in arrears on a fiscal year basis.
(2)	$20,000 under the Prior Policy.
(3)	$9,000 under the Prior Policy.
(4)	$4,000 under the Prior Policy.
(5)	$5,000 under the Prior Policy.
(6)	No additional annual cash compensation under the Prior Policy.
Directors are not entitled to receive attendance fees for any meetings of the board of directors or its committees. Under the Prior Policy, and until the Second Restated Director Compensation Policy took effect, directors were not entitled to receive fees for serving as non-chair members of the committees of the board of directors, except as noted above with respect to the audit committee.
For fiscal year 2025, annual cash retainers provided under the Second Restated Director Compensation Policy for the current non-employee directors are pro-rated for the remainder of their current term based on the number of calendar days remaining in fiscal year 2025 measured from June 3, 2025. For periods prior to such date, non-employee directors received annual cash retains as provided under the Prior Policy.
Non-Employee Director Annual Equity Awards
Under the Second Restated Director Compensation Policy, on the date of each annual stockholder meeting of the Company, each non-employee director who continues as a non-employee director following the annual meeting automatically receives the following annual awards of restricted stock units (“RSUs”) under our 2022 Equity Incentive Plan (“2022 Plan”) for their service on the board of directors and its standing committees (as applicable).

Position	Annual RSU Awards ($)(1)
Non-Employee Member of the Board	140,000(2)
Audit Committee Chair	56,000(3)
Other Audit Committee Member	24,000(4)
Compensation Committee Chair	8,000(5)
Other Compensation Committee Member	4,000(6)
Nominating and Corporate Governance Committee Chair	8,000(5)
Other Nominating and Corporate Governance Committee Member	4,000(6)
Privacy and Trust Committee Chair	8,000(5)
Other Privacy and Trust Committee Member	4,000(6)

(1)
The number of RSUs subject to each annual award a non-employee director is eligible to receive is equal to the applicable amount in the table above divided by the average closing price of our common stock over the 20-trading day period ending three trading days before the date of grant.

(2)	$80,000 under the Prior Policy.
(3)	$36,000 under the Prior Policy.
(4)	$16,000 under the Prior Policy.
(5)	$20,000 under the Prior Policy.
(6)	No additional annual awards of RSUs under the Prior Policy.
Pursuant to the Second Restated Director Compensation Policy, non-employee directors that are first elected or appointed to our board of directors other than on the date of an annual meeting of our stockholders automatically receive on the date they become a member of the board of directors the applicable annual awards described above, prorated based on the number of months remaining in the 12-month period following our last annual stockholder meeting.
Each annual RSU award vests as to 25% of the award every three months following the grant date, subject to the non-employee director’s continuous service (as a member of the board, committee member, or committee chair, as applicable) through the applicable vesting date. Each prorated annual RSU award vests in equal installments over the remaining scheduled quarterly vest dates for annual awards granted at our last annual stockholder meeting following the grant date of the prorated RSU award, subject to the non-employee director’s continuous service (as a member of the board, committee member, or committee chair, as applicable) through the applicable vesting date. In any event, each annual award and prorated annual award will vest in full on the earlier to occur of (1) immediately prior to our next annual stockholder meeting following the applicable grant date, and (2) immediately prior to the effective time of a change in control (as defined in the 2022 Plan), subject to the non-employee director’s continuous service through the applicable time.
On June 3, 2025, in connection with the adoption of the Second Restated Director Compensation Policy, upon the recommendation of the compensation committee, the board of directors approved the grant of supplemental RSU awards to each continuing non-employee director, other than Mr. Cohen who received a grant of RSU awards as a newly appointed director. The supplemental RSU awards were granted to each such director in a pro-rated amount equal to the increase in value of the annual RSU award granted under the Prior Policy. The supplemental RSU awards will vest in full on July 19, 2025, subject to the applicable director’s continuous service as a member of the board and committee of the board, as applicable, as of such date.

2024 Non-Employee Director Compensation Table
The table below summarizes the compensation paid to our non-employee directors during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
James Fu Bin Lu	25,000	101,394	126,394
Daniel Brooks Baer(4)	50,000	101,394	151,394
J. Michael Gearon, Jr.	25,000	101,394	126,394
Gary I. Horowitz(4)(5)	49,000	97,341	146,341
Maggie Lower(6)	9,945	—	9,945
Nathan Richardson(4)	54,000	117,618	171,618
Meghan Stabler(4)	49,000	97,341	146,341
G. Raymond Zage, III	20,000	81,117	101,117

(1)	Consist of annual retainer fees, as described above.
(2)
Reflects the aggregate grant date fair value of any RSUs granted, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of this amount are included in Note 14. Stock-based Compensation to the Consolidated Financial Statements included in the 2024 Form 10-K. This amount does not reflect the actual economic value that will ultimately be realized by each director.

(3)	The number of shares underlying outstanding stock awards, consisting of RSUs, held as of December 31, 2024, by each non-employee director serving as of such date is set forth below.

Name	Aggregate Number of Shares Underlying Outstanding RSUs
James Fu Bin Lu	6,567
Daniel Brooks Baer	6,567
J. Michael Gearon, Jr.	6,305
Gary I. Horowitz	6,567
Nathan Richardson	7,618
Meghan Stabler	6,305
G. Raymond Zage, III	5,254

(4)
In connection with consideration of the redemption of the Company’s outstanding warrants, which was completed on February 24, 2025, and discussed in the 2024 Form 10-K, a special committee of the board of directors was formed to consider the redemption. Messrs. Baer, Horowitz, and Richardson, and Ms. Stabler were the members of this special committee. On October 24, 2024, following a recommendation by our compensation committee, our board of directors approved additional compensation of $25,000 in cash for members of this special committee.

(5)	Gary I. Horowitz served on our board of directors until June 3, 2025.
(6)	Maggie Lower served on our board of directors until July 19, 2024.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members, each of whom is a nominee. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal.
Each of the nominees listed below is currently a director of the Company and each nominee has consented to being named in this proxy statement and to serve if elected. No arrangement or undertaking exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, and there are no family relationships among any of our directors or executive officers. It is the Company’s policy that directors and nominees for director are expected to attend the Annual Meeting. Four of our then-serving directors attended the 2024 annual meeting of stockholders.
Nominees
For information concerning the nominees, please see the section titled “Nominees for Director” above, which contains biographies of the nominees for election at the Annual Meeting, including their respective ages, as of the date of this proxy statement. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the nominating and governance committee and the board of directors to determine that the applicable nominee should serve as a member of the board of directors.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of James Fu Bin Lu, George Arison, Daniel Brooks Baer, Chad Cohen, J. Michael Gearon, Jr., Nathan Richardson, Meghan Stabler, and G. Raymond Zage, III. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. We have no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has served as our auditor since 2020 (inclusive of service as the independent registered public accounting firm for Legacy Grindr prior to the Business Combination). Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholders’ ratification of the selection of EY as our independent registered public accounting firm. However, our audit committee is submitting the appointment of EY to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of EY, our board of directors may reconsider the appointment. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accounting Fees and Services
The following tables set forth the aggregate fees for professional audit services and other services rendered by EY for the years ended December 31, 2024 and 2023, respectively.

	Fiscal Year Ended
(in thousands)	2024	2023
Audit Fees(1)	$2,437	$2,751
Audit-Related Fees(2)	56	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,493	$2,751

(1)
Audit Fees in 2024 and 2023 consisted of fees for audit services primarily related to the audit of the annual consolidated financial statements; the review of the quarterly consolidated financial statements; consents and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
Audit-Related fees consist of services reasonably related to the performance of the audit or review of the Company’s financial statements, including consultations regarding the evaluation of internal controls.

Auditor Independence
In the year ended December 31, 2024, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Pre-Approval Policies and Procedures
The audit committee is responsible for appointing, setting compensation, and overseeing the work of EY as our independent registered public accounting firm. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and scope of services and through discussions with EY and management, advises management if the audit committee approves the engagement of EY. The audit committee authorizes its chair to pre-approve all non-audit services on behalf of the audit committee during periods between regularly scheduled meetings, subject to ratification by the audit committee. On a periodic basis, management or EY reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The services performed by EY may include audit services, audit-related services, tax services, and, in limited circumstances, other services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF EY.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with our management. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our board of directors that the audited financial statements be included in our 2024 Form 10-K and filed with the SEC.
Members of the Audit Committee
Chad Cohen, Chair*
Nathan Richardson
Meghan Stabler
* Mr. Cohen was appointed to the Audit Committee and designated as chair, effective June 3, 2025. Mr. Richardson has served on the Audit Committee since November 18, 2022, and he served as chair of the Audit Committee from November 18, 2022 until the appointment of Mr. Cohen.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC Commission and is not to be incorporated by reference in any filing of Grindr Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3
STOCKHOLDER PROPOSAL: POLICY ON FREEDOM OF ASSOCIATION
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent. The Stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our board of directors unanimously recommends that you vote AGAINST the stockholder proposal.
The text of the Stockholder Proposal and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Stockholder Proposal and supporting statements are the sole responsibility of the proponents. The Stockholder Proposal may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on the Stockholder Proposal is presented immediately following the proposal.
Information contained on or accessible through any website links included in the Stockholder Proposal, supporting statements, and the response from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement.
The Bank of New York Mellon, as trustee and discretionary investment manager for the AFL-CIO Equity Index Funds, the beneficial owner of at least $25,000 of the Company’s common stock for at least one year on the date the proposal was submitted, and co-filers have notified the Company of their intent to present the following proposal at the Annual Meeting.
RESOLVED: Shareholders urge the Board of Directors of Grindr Inc. (“Grindr”) to adopt and publicly disclose a human rights policy that includes a commitment to respect the international human rights of freedom of association and collective bargaining.
Supporting Statement
Freedom of association and collective bargaining are internationally recognized human rights according to the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work and the United Nations’ Universal Declaration of Human Rights.1 Freedom of association and collective bargaining are considered to be enabling rights that empower working people to secure and defend their other human rights.2
We note that Grindr’s Code of Business Conduct and Ethics is silent on Grindr’s obligations to respect these internationally recognized human rights.3 We believe that issuing an affirmative statement recognizing the international human rights to freedom of association and collective bargaining will complement Grindr’s commendable advocacy for the human rights of lesbian, gay, bisexual, transgender, and queer (“LGBTQ+”) individuals.4
In our view, a human rights policy statement on freedom of association and collective bargaining is particularly warranted at Grindr. On November 1, 2024, a regional director for the National Labor Relations Board issued a complaint alleging that Grindr unilaterally changed its terms and conditions of employment to discourage its employees from forming a labor union.5 As a result of these changes to Grindr’s employment policies, two thirds of Grindr employees who were eligible to vote in the upcoming union election resigned, amounting to nearly half of Grindr’s workforce.6
[1]
International Labour Organization, “ILO Declaration on Fundamental Principles and Rights at Work,” 2022, https://www.ilo.org/ilo-declaration-fundamental-principles-and-rights-work; United Nations, “Universal Declaration of Human Rights,” 1948, https://www.un.org/en/about-us/universal-declaration-of-human-rights.

[2]
U.S. Department of Labor, “Freedom of Association and Collective Bargaining Rights are Essential to Codes of Conduct,” https://www.dol.gov/agencies/ilab/comply-chain/steps-to-a-social-compliance-system/step-3-develop-a-code-of-conduct/key-topic-freedom-of-association-and-collective-bargaining-rights-are-essential-to-codes-of-conduct.

[3]	Grindr Inc., “Code of Business Conduct and Ethics,” December 12, 2024, https://investors.grindr.com/governance/governance-documents/default.aspx.
[4]	Grindr Inc., “Anti-LGBTQ Laws Are Unacceptable,” March 16, 2023, https://www.grindr.com/blog/anti-lgbtq-laws-are-unacceptable.
[5]	Consolidated Complaint, Grindr LLC, 31-CA-323349, November 1, 2024, https://www.nlrb.gov/case/31-CA-323349.
[6]	Josh Eidelson, “Grindr Illegally Used RTO to Thwart Union, Forcing Out Half of Staff, US Labor Board Alleges,” Bloomberg, November 4, 2024, https://beta.bnnbloomberg.ca/business/

Many leading companies including our company’s direct competitor Match Group have adopted and publicly disclosed human rights policies.7 Recent whitepapers by the Global Unions’ Committee on Workers’ Capital and Trillium Asset Management summarize various studies that find that freedom of association and collective bargaining can have significant positive benefits on employee turnover, productivity, and health and safety.8
For these reasons, we urge you to vote FOR this proposal.
Opposing Statement of the Board
Having considered the stockholder proposal, the Board recommends a vote AGAINST this proposal because the Board believes that the requested action is unnecessary and not in the best interests of Grindr and our stockholders in light of Grindr’s existing practices and advocacy for the human rights of LGBTQ individuals and commitment to its workplace culture and employees.
Grindr Is Committed to Advancement of Human Rights
We are deeply committed to our mission to build the Global Gayborhood in Your Pocket™ and, through our success, to make a world where the lives of our global community are free, equal, and just. We do this in part through Grindr for Equality, a core initiative at Grindr. In partnership with public health authorities and LGBTQ non-governmental organizations, Grindr for Equality harnesses the power of the Grindr platform and provides funding to advance key health and human rights priorities for our community. Key priorities have included expanding HIV prevention, testing, and treatment; effective health education; ending criminalization and police persecution in countries where it is still illegal to be LGBTQ; and achieving marriage equality in countries where Grindr users do not have the freedom to marry. For example, Grindr for Equality:
•
Scaled an innovative strategy to fight the HIV epidemic by enabling Grindr users to order free HIV self-test kits by connecting them directly to our self-testing partner organizations through the app, which has resulted in the distribution of hundreds of thousands of kits globally, many of which were sent to Grindr users who reported they had never previously tested for HIV.

•
Provides in-app access to sexual health and safety resources for our users in more than 60 countries around the world, enabling millions of our users to access sexual health and safety resources directly through a side drawer on the Grindr app’s home screen, gaining localized and real-time information on the issues that matter to them.

•
Supports numerous marriage equality campaigns, including through its partnership with the Rainbow Sky Association of Thailand in advocating for marriage equality leading up to June 2024, when Thailand became the first Southeast Asian country to achieve marriage equality.

•	Supports decriminalization campaigns, including in Namibia where the high court repealed a colonial-era law criminalizing same-sex conduct in June 2024.
Grindr Is Committed to its Employees and to Maintaining a Healthy Workplace Culture
Grindr’s commitment to building a more free, equal, and just world extends to our own workplace. We strive to foster an inclusive, supportive environment where employees feel valued and are empowered to thrive. We are proud to offer employee programs that prioritize competent and compassionate healthcare for all and provide family-building support with initiatives that celebrate diversity and foster belonging.
Our performance-driven, founder-mode culture, built on merit and high talent density, is focused on unlocking the full potential of Grindr and each employee. We run intentionally lean, empowering each employee with meaningful responsibility and real accountability. We believe in rewarding impact—every employee is eligible for an annual performance bonus, often representing a significant portion of total compensation, and all employees receive equity in the company, intended to align individual success with the long-term success of the business. Our compensation philosophy is rooted in pay-for-performance, and we believe that our employees should share in our success.
[7]	Match Group Inc., “Match Group Human Rights Policy Commitment,” March 2024, https://s203.q4cdn.com/993464185/files/doc_downloads/2024/03/human-rights-policy-statement_march-2024.pdf.
[8]
Committee on Workers’ Capital, “Shared Prosperity: The Investor Case for Freedom of Association and Collective Bargaining,” November 2022, https://www.workerscapital.org/wp-content/uploads/2023/04/cwc_foa_cb_report.pdf; Trillium Asset Management, “The Investor Case for Supporting Worker Organizing Rights,” July 2022, https://www.trilliuminvest.com/whitepapers/the-investor-case-for-supporting-worker-organizing-rights.

Among other things, Grindr also offers industry-leading gender-affirming offerings with up to 90% cost coverage; access to Included Health, which provides, among other things, a concierge service to help employees and their dependents find medical providers who are both competent in their field and compassionate towards members of the LGBTQ community; monthly stipends for hormone replacement therapy; and more. In 2025, we also began offering a family planning benefit to employees who have been with us for 18 months of up to $300,000 over five years for family planning journeys including adoption, surrogacy, and fertility treatments. Additional benefits that we make available to employees include a flexible vacation policy; monthly stipends for cell phone, internet, wellness, food, and commuting; breakfast/lunch provided onsite; and a yearly travel and leisure stipend.
We also maintain a culture of openness and transparency throughout the Company, including via regular all-hands meetings with dedicated time when employees are free to ask questions and discuss issues directly with senior management. We also run employee sentiment surveys, among other avenues of communication. Through these engagements and communications with employees, we believe we maintain a healthy workplace culture.
We Comply with Applicable Laws Concerning Freedom of Association
We comply with all applicable local laws related to freedom of association and collective bargaining and respect internationally recognized human rights in all the areas in which we operate. Accordingly, we believe it is unnecessary to adopt the policy requested in the proposal because the Company already complies with local requirements with respect to freedom of association.
For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “AGAINST” PROPOSAL 3.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of the date of this proxy statement. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
George Arison	47	Chief Executive Officer, Director
Vandana Mehta-Krantz	57	Chief Financial Officer
Austin “AJ” Balance	38	Chief Product Officer
Zachary Katz	48	General Counsel and Head of Global Affairs

Please see the description of Mr. Arison’s background under “Board of Directors” above.
Vandana Mehta-Krantz. Ms. Mehta-Krantz has served as our Chief Financial Officer since November 2022, and served as the Chief Financial Officer of Legacy Grindr from September 2022 to November 2022. Prior to joining Legacy Grindr, Ms. Mehta-Krantz was the Chief Financial Officer of Passport Labs, Inc., a transportation software and payments company, from August 2021 to August 2022. Ms. Mehta-Krantz served as the Chief Financial Officer of Masterclass (Yanka Industries, Inc.), an e-learning streaming platform, from December 2020 to September 2021. From September 2017 to September 2020, Ms. Mehta-Krantz was the Chief Financial Officer of Disney Streaming Services, a media company, during the preparation and successful launch of the highly anticipated Disney+ video streaming business. In that role, Ms. Mehta-Krantz was responsible for scaling the technology and business functions globally, implementing the systems and processes to handle the new business line, planning and forecasting subscriber counts and financial results by country, as well as developing and publishing the operating metrics to run the business. Ms. Mehta-Krantz was also the Chief Financial Officer and a board member for Bamtech Media, a media company, which launched ESPN+, from September 2017 to August 2020. Previously, Ms. Mehta-Krantz held three different divisional chief financial officer roles at Thomson Reuters, a media company, from 2007 to 2016, including the Chief Financial Officer of Reuters Media, the Chief Financial Officer of Institutional Equities, and the Chief Financial Officer of the Wealth Management division. Prior to 2007, Ms. Mehta-Krantz held positions at PricewaterhouseCoopers, Merrill Lynch, Morgan Stanley and Credit Suisse. Ms. Mehta-Krantz also serves on the board of advisors of Tech:NYC. Ms. Mehta-Krantz was an independent director of Skillz Inc. from October 2020 through March 2023. She has also served as a non-executive member of the board of Bungalow Living, Inc. since October 2021. Ms. Mehta-Krantz qualified for the Chartered Accountancy designation in Canada in 1990 and the Chartered Financial Analyst designation in 1997. Ms. Mehta-Krantz received a bachelor’s degree in mathematics from the University of Waterloo in Canada.
Austin “AJ” Balance. Mr. Balance has served as our Chief Product Officer since November 2022 and served as the Chief Product Officer of Legacy Grindr from December 2021 to November 2022. Prior to joining Legacy Grindr, Mr. Balance was the lead product manager of the Driving Team at Uber Technologies, Inc., where he worked from September 2016 to December 2019, and the co-Founder and Chief Executive Officer of Dispatcher, Inc., a logistics technology platform for long-haul truckers and freight shippers, from November 2013 to August 2016. Prior to that, Mr. Balance was a product manager at Gigwalk, a software solutions company, from 2011 to 2013 and an analyst in corporate strategy and business development at The Walt Disney Company, a multinational entertainment and media conglomerate, from 2009 to 2011. Mr. Balance received an MBA from the Stanford Graduate School of Business and a bachelor’s degree from Stanford University.
Zachary Katz. Mr. Katz has served as our General Counsel & Head of Global Affairs since September 2023, responsible for our Legal, Privacy, Government Affairs, and Grindr for Equality functions. From 2014 to September 2023 Mr. Katz held several executive roles including Chief Legal & Corporate Affairs Officer at education technology leader Age of Learning, Inc. At Age of Learning he oversaw legal, privacy, government affairs, partnerships, communications, research, and the company’s joint venture with Rakuten in Japan. Mr. Katz served in the Obama Administration from 2009 to 2013, including as Chief of Staff and Chief Counsel of the Federal Communications Commission, overseeing agency strategy and operations on behalf of the Chairman, after serving in the White House Counsel’s Office. He was previously an attorney at the law firm of Munger, Tolles & Olson and clerked on the U.S. Court of Appeals for the Ninth Circuit. From 1999 to 2002 he worked at a Silicon Valley strategy consulting and venture capital firm. Mr. Katz received a J.D. from Yale Law School, where he was elected Editor-in-Chief of The Yale Law Journal and served on the board of directors of The Yale Law Journal Company, Inc., and a bachelor’s degree from Yale College, magna cum laude, in History of Science.

EXECUTIVE COMPENSATION
For the year ended December 31, 2024, our named executive officers consisted of the following three executive officers:
•	George Arison, Chief Executive Officer and director;
•	Austin “AJ” Balance, Chief Product Officer; and
•	Zachary Katz, General Counsel and Head of Global Affairs.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
George Arison Chief Executive Officer	2024	$1,000,000	$1,350,000(4)	$2,667,047(5)	$1,500,000	$20,700	$6,537,747
	2023	$1,000,000	$846,000(6)	$2,350,073(7)	$1,300,000(6)	$22,500	$5,518,573
Austin “AJ” Balance Chief Product Officer	2024	$410,000	$260,325(8)	$5,254,676(9)	$338,250	$2,747	$6,265,998
	2023	$377,917	$300,000(10)	$4,440,873(11)	$270,210(10)	$—	$5,389,000
Zachary Katz General Counsel & Head of Global Affairs	2024	$440,000	$276,000(12)	$3,722,276(13)	$330,000	$14,761	$4,783,037

(1)
The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award granted (or deemed granted) during the fiscal year ended December 31, 2023 and 2024, computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in the notes to our audited consolidated financial statements included in Note 14 to the financial statements included in the 2024 Form 10-K.

(2)
The amounts reported consist of standard bonus amounts earned based on the achievement of Company performance goals under the 2024 bonus plan framework approved by the compensation committee in March 2024 and under the 2023 bonus plan framework approved by the compensation committee in May 2023, as amended in December 2023. For further information, please refer to the sections titled “Narrative to Summary Compensation Table — Cash Bonuses and Non-Equity Incentive Plan Compensation.”

(3)
The amounts reported consist of (a) company 401(k) matching contributions, including contributions of $14,064 for Mr. Katz in 2024; and (b) only with respect to Messrs. Balance and Katz, tax gross-up payments made in connection with a company-wide cash bonus payment of $1,000 received by each of them in 2024.

(4)
The amount reported includes a $1,350,000 incremental cash bonus awarded by the compensation committee in March 2025 based on individual performance during fiscal year 2024. For further information, please refer to the section titled “Narrative to Summary Compensation Table — Cash Bonuses and Non-Equity Incentive Plan Compensation.”

(5)
The amount reported reflects the grant date fair value of an RSU award arrangement approved for Mr. Arison in March 2024 based on the achievement of certain key performance indicators (“KPIs”) for the performance period of fiscal year 2024. In March 2025, the compensation committee granted 176,159 fully vested RSUs to Mr. Arison based on the achievement of the KPIs established in March 2024.

(6)
In 2023, Mr. Arison received (a) a $1,300,000 annual standard bonus amount earned based on the achievement of Company performance goals; and (b) a $846,000 cash bonus paid to Mr. Arison in 2023 equal to the shortfall between the amount Mr. Arison was entitled to receive as his 2022 annual cash bonus from his previous employer and the amount actually paid by his previous employer (pro-rated based on the number of days Mr. Arison was employed with his previous employer during the calendar year 2022), which Mr. Arison was entitled to pursuant to his employment agreement with us. The $1,300,000 bonus payment had been included in the “Bonus” column in our Annual Report on Form 10-K/A filed for the year ended December 31, 2023, and we have determined that such amount should instead be included in the “Non-Equity Incentive Plan Compensation” column above. The total amount of Mr. Arison’s compensation for 2023 remains unchanged. For further information, please refer to the section titled “Employment Arrangements with Named Executive Officers — George Arison.”

(7)
The amount reported reflects the grant date fair value of an RSU award arrangement approved for Mr. Arison in December 2023 based on the achievement of certain KPIs for the performance period of fiscal year 2023. In March 2024, the compensation committee granted 247,898 fully vested RSUs to Mr. Arison based on the achievement of the KPIs established in December 2023.

(8)
The amount reported includes (a) a $259,325 incremental cash bonus awarded by the compensation committee in March 2025 based on individual performance during fiscal year 2024; and (b) a company-wide cash bonus payment of $1,000 received in 2024. For further information, please refer to the section titled “Narrative to Summary Compensation Table — Cash Bonuses and Non-Equity Incentive Plan Compensation.”

(9)
The amount reported includes the grant date fair value of 200,000 time-based RSUs that were granted to Mr. Balance on October 9, 2024. The amount also includes the grant date fair value of an RSU award arrangement approved for Mr. Balance in March 2024 based on the achievement of certain KPIs for the performance period of fiscal year 2024. In March 2025, the compensation committee granted 9,688 fully vested RSUs to Mr. Balance based on the achievement of the KPIs established in March 2024. The amount also includes the grant date fair value of the market capitalization RSU award arrangement approved for Mr. Balance in October 2024 in the event our daily average market capitalization exceeds $5 billion over a 90-trading day period. We deemed the grant date of the October 2024 market capitalization RSU award arrangement as October 9, 2024, in accordance with FASB ASC Topic 718. The amount reported for Mr. Balance’s October 2024 market capitalization RSU award arrangement reflects the deemed grant date fair value of the arrangement based on the probable outcome of the conditions as determined on the deemed grant date. Assuming the highest level of achievement under the November 2023 market capitalization RSU arrangement, the grant date fair value of the market capitalization RSU award arrangement would have been $2,554,000. No RSUs under the October 2024 market capitalization RSU arrangement have yet been granted to Mr. Balance.
(10)
In 2023, Mr. Balance received (a) a $270,210 cash bonus based on the achievement of company performance goals; and (b) a $300,000 special cash bonus, in recognition of exceptional performance by Mr. Balance in 2023. The $270,210 bonus payment had been included in the “Bonus” column in our Annual Report on Form 10-K/A filed for the year ended December 31, 2023, and we have determined that such amount should instead be included in the “Non-Equity Incentive Plan Compensation” column above. The total amount of Mr. Balance’s compensation for 2023 remains unchanged.

(11)
The amount reported includes the grant date fair value of 333,417 RSUs that were granted to Mr. Balance on November 29, 2023. The amount also includes the grant date fair value of the market capitalization RSU award arrangement approved for Mr. Balance in November 2023 in the event our daily average market capitalization exceeds certain thresholds. We deemed the grant date of the November 2023 market capitalization RSU award arrangement as November 29, 2023 in accordance with FASB ASC Topic 718. The amount reported for Mr. Balance’s November 2023 market capitalization RSU award arrangement reflects the deemed grant date fair value of the arrangement based on the probable outcome of the conditions as determined on the deemed grant date. Assuming the highest level of achievement under the November 2023 market capitalization RSU arrangement, the grant date fair value of the market capitalization RSU award arrangement would have been $4,100,000. 197,500 RSUs have been granted to Mr. Balance under the November 2023 market capitalization RSU arrangement.

(12)
The amount reported includes (a) a $220,000 incremental cash bonus awarded by the compensation committee in March 2025 based on individual performance during fiscal year 2024; (b) a company-wide cash bonus payment of $1,000 received in 2024; and (c) a $55,000 sign-on bonus Mr. Katz earned in 2024 pursuant to the terms of his employment agreement with us. The sign-on bonus was paid in 2023 and is reported as part of Mr. Katz’s 2024 bonus income because Mr. Katz would have been required to return such amount if he voluntarily resigned without Good Reason or was terminated for Cause (as those terms are defined in his offer letter) before March 2024, which was six months after his start date. The total amount of Mr. Katz’s bonus payment was, therefore, earned in 2024 six months following his start date, once he could no longer be required to return any amount of his sign-on bonus to us.

(13)	The amount reported reflects the grant date fair value of 280,000 RSUs that were granted to Mr. Katz on October 9, 2024.
Narrative to Summary Compensation Table
Base Salaries
The named executive officers receive annual base salaries to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Cash Bonuses and Non-Equity Incentive Plan Compensation
2024 Bonus Plan Compensation
In March 2024, the compensation committee approved a formulaic structure for bonus determinations for our named executive officers with respect to 2024. In accordance with this structure:
•
Annual cash bonus payments for our named executive officers for 2024 were determined based on achievement of weighted metrics with respect to two corporate goals: 2024 Adjusted EBITDA margin of at least 40% and year-over-year revenue growth of at least 23%. Upon achievement of these corporate goals, the percentage of a named executive officer’s target bonus opportunity was adjusted based on the level of year-over-year revenue growth.

•
In addition to achievement of these corporate goals, annual cash bonus payouts for each named executive officer for 2024 were subject to a performance adjustment (either up or down), determined by the compensation committee, based on a named executive officer’s respective individual contribution to the achievement of the corporate performance outcomes.

Mr. Arison’s target bonus opportunity for 2024 was equal to $1,000,000, as set forth in his employment agreement. The target bonus opportunities for Mr. Balance and Mr. Katz were equal to 55% and 50%, respectively, of their annual base salary for 2024.
In March 2025, the compensation committee determined the achievement of the applicable corporate performance goals established with respect to the 2024 bonus plan framework for our named executive officers. Based thereon and the adjustments made based on their individual performance, Mr. Arison, Mr. Balance, and Mr. Katz each received a cash bonus in the amount of $2,850,000, $597,575, and $550,000, respectively.
2024 Sign-on Bonus to Mr. Katz
In 2024, Mr. Katz earned a $55,000 sign-on bonus pursuant to the terms of his employment arrangement with us. The sign-on bonus was paid in 2023 and is reported as part of Mr. Katz’s 2024 bonus compensation because Mr. Katz would have been required to return such amount if he voluntarily resigned without Good Reason or was terminated for Cause (as those terms are defined in his offer letter with us) before March 2024, which was six months after his start date. The total amount of Mr. Katz’s bonus payment was, therefore, earned in 2024, six months following his start date, once he could no longer be required to return any amount of his sign-on bonus to us.
Equity Compensation
Our equity-based incentive awards are designed to align our interests and those of our equityholders with those of our employees and consultants, including our named executive officers. The board of directors or an authorized committee thereof is responsible for approving equity grants.
We currently maintain the 2022 Plan (as defined above) for purposes of granting equity-based incentive awards to our employees and consultants, including our named executive officers.
Key Performance Indicator RSU Arrangements
Key Performance Indicator (“KPI”) RSU arrangements were approved with respect to each of our named executive officers (with the exception of Mr. Katz) in March 2024. Pursuant to these arrangements, a named executive officer will be eligible to receive an award of fully vested RSUs for a pre-determined value if certain KPIs for the applicable fiscal year have been satisfied as determined by the board (or a committee thereof) in its sole discretion, subject to the named executive officer’s continuous service to the Company through the grant date of such award. The number of RSUs granted with respect to each award will be equal to the target RSU value earned for the applicable fiscal year divided by the average VWAP for the 90 trading days preceding the grant date. On March 7, 2025, the compensation committee certified achievement of the KPIs for 2024, and granted 176,159 and 9,688 fully vested RSUs respectively, to each of Mr. Arison and Mr. Balance pursuant to the KPI RSU arrangements. In addition, in recognition of his contributions to the Company’s performance in 2024, the compensation committee also granted to Mr. Katz 9,688 fully vested RSUs on March 7, 2025, pursuant to the same KPI performance framework.
RSU Awards to Mr. Balance
Based on its review of the performance of Mr. Balance, and to provide incentives that the compensation committee believes are appropriate to retain him over the long term and incentivize him to maximize stockholder value and achieve the Company’s corporate objectives, on November 29, 2023, the compensation committee granted Mr. Balance, under the 2022 Plan, an award of RSUs with respect to 333,417 shares of the Company’s common stock. The RSU award granted to Mr. Balance vests over approximately a five-year period, with 10% vesting on December 1, 2024, and the remaining amount vesting in substantially equal annual installments over the next four years. On October 9, 2024, to provide additional incentives that the compensation committee believes are appropriate to retain Mr. Balance over the long term and to further incentivize him to maximize stockholder value and achieve the Company’s corporate objectives, the compensation committee granted Mr. Balance a separate time-based award of RSUs under the 2022 Plan with respect to 200,000 shares of the Company’s common stock, which vests in full on November 11, 2028.
Each of the RSU awards will fully accelerate vesting upon the termination of Mr. Balance’s employment by us without cause or his resignation of employment with the Company for good reason, in either case, within 12 months following a change in control of the Company.
RSU Awards to Mr. Katz
On October 9, 2024, based on its review of the performance of Mr. Katz, and to provide incentives that the compensation committee believes are appropriate to retain Mr. Katz over the long term and incentivize him to maximize stockholder value and achieve the Company’s corporate objectives, the compensation committee granted Mr. Katz a time-based award of RSUs under the 2022 Plan with respect to 280,000 shares of the Company’s common stock. The RSU award granted to Mr. Katz vests over approximately a five-year period, with 20% vesting on November 11, 2025, and in equal annual installments thereafter over the next four years.
The RSU award will fully accelerate vesting upon the termination of Mr. Katz’s employment by us without cause or his resignation of employment with the Company for good reason, in either case, within 12 months following a change in control of the Company.
Market Capitalization RSU Arrangements with Mr. Arison
In accordance with the terms of our employment agreement with Mr. Arison, initially entered into on April 27, 2022 and as amended on March 18, 2025, in the event our daily average market capitalization over a 90-trading day period exceeds $5 billion (the “First CEO Threshold”), Mr. Arison will be granted a fully vested RSU award representing the right to receive a number of shares of common stock determined by dividing $20 million by the average VWAP for the 90-trading day period preceding achievement of the First CEO Threshold. In the event our daily average market capitalization over a 90-trading day period exceeds $7.5 billion (the “Second CEO Threshold”), Mr. Arison will be granted a fully vested RSU award representing the right to receive a number of shares of common stock determined by dividing $30 million by the average volume-weighted trading average price of common stock for the 90-trading day period preceding achievement of the Second CEO Threshold. The Second CEO Threshold must be met by October 19, 2027, unless extended by the compensation committee or our independent directors in their sole discretion prior to such date.
Market Capitalization RSU Arrangements with Messrs. Balance and Katz
On November 29, 2023, the compensation committee approved a market capitalization RSU arrangement with Mr. Balance. In the event our daily average market capitalization exceeds $2.1 billion (the “First CPO Threshold”), $2.8 billion (the “Second CPO Threshold”), or $3.5 billion (the “Third CPO Threshold” and collectively the “CPO Thresholds”), in each case over a 90-trading day period, then for each of the CPO Thresholds exceeded, Mr. Balance will be granted a number of RSUs equal to $1,366,666 (for the First CPO Threshold), $1,366,667 (for the Second CPO Threshold), and $1,366,667 (for the Third CPO Threshold), divided by the Average VWAP for the 90 trading days preceding the date the applicable CPO Threshold was exceeded, rounded down to the nearest RSU, with any such RSUs to be fully vested on grant, in each case subject to Mr. Balance’s continued employment through the grant date. The First CPO Threshold was achieved in November 2024, and we granted 114,269 fully vested RSUs to Mr. Balance on November 1, 2024. The Second CPO Threshold was achieved in February 2025, and we granted 83,231 fully vested RSUs to Mr. Balance on February 26, 2025. The Third CPO Threshold was achieved in May 2025, and we granted 75,673 fully vested RSUs to Mr. Balance on May 12, 2025.
On October 9, 2024, the compensation committee approved a new market capitalization RSU arrangement with Mr. Balance. In the event our daily average market capitalization exceeds $5 billion (the “Fourth CPO Threshold”) over a 90-trading day period, then Mr. Balance will be granted 200,000 RSUs, which RSUs would be fully vested on grant, subject to Mr. Balance’s continued employment through the grant date. In the event of a change in control (as defined in the 2022 Plan) of the Company, if the aggregate consideration payable in connection with the change in control for the number of fully diluted shares of the Company’s common stock exceeds the Fourth CPO Threshold, then immediately before, and contingent upon, the consummation of the change in control, Mr. Balance will be granted a certain number of fully vested RSUs for the Fourth CPO Threshold exceeded that have not otherwise been previously exceeded, subject to Mr. Balance’s continuous service to the Company through immediately prior to the consummation of such change in control.
On November 29, 2023, the compensation committee approved a market capitalization RSU arrangement with Mr. Katz. In the event our daily average market capitalization exceeds $2.1 billion (the “First GC Threshold”), $2.8 billion (the “Second GC Threshold”), or $3.5 billion (the “Third GC Threshold” and collectively the “GC Thresholds”), in each case over a 90-trading day period, then for each of the GC Thresholds exceeded, Mr. Katz will be granted a number of RSUs equal to $756,666 (for the First GC Threshold), $756,667 (for the Second GC Threshold), and $756,667 (for the Third GC Threshold), divided by the Average VWAP for the 90 trading days preceding the date the applicable GC Threshold was exceeded, rounded down to the nearest RSU, with any such RSUs to be fully vested on grant, in each case subject to Mr. Katz’s continued employment through the grant date. The First GC Threshold was achieved in November 2024, and we granted 63,266 fully vested RSUs to Mr. Katz on November 1, 2024. The Second GC Threshold was achieved in February 2025, and we granted 46,082 fully vested RSUs to Mr. Katz on February 26, 2025. The Third GC Threshold was achieved in May 2025, and we granted 41,897 fully vested RSUs to Mr. Katz on May 12, 2025.
Other Elements of Compensation
Retirement Plans
In 2024 and 2023, as applicable, the named executive officers participated in a 401(k) retirement savings plan maintained by us. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2024 and 2023 contributions made by participants, including the named executive officers, in the 401(k) plan were matched by the Company up to a specified percentage of the employee contribution. These matching contributions generally vest on the date on which the contribution is made. Our named executive officers continue to be eligible to participate in the 401(k) plan on the same terms as other full-time employees.
Employee Benefits
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death insurance, and dismemberment insurance; and disability insurance. Grindr does not maintain any executive-specific benefit or executive perquisite programs.
Outstanding Equity Awards as of December 31, 2024
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
George Arison	11/15/2022	—	—	—	—	2,250,000(3)	40,140,000	—	—
	11/15/2022	—	—	—	—	—	—	1,105,665(4)	19,725,072(5)
	3/7/2025	—	—	—	—	—	—	176,159	3,142,677(6)
Austin “AJ” Balance	12/3/2021	—	78,915(7)	$4.20	12/7/2028	—	—	—	—
	11/29/2023	—	—	—	—	300,075(8)	5,353,338	—	—
	11/29/2023	—	—	—	—	—	—	152,633(4)	2,722,980(9)
	10/9/2024	—	—	—	—	200,000(10)	3,568,000	—	—
	10/9/2024	—	—	—	—	—	—	200,000(11)	3,568,000
	3/7/2025	—	—	—	—	—	—	9,688	172,834(12)
Zachary Katz	11/29/2023	—	—	—	—	248,000(13)	4,431,760	—	—
	11/29/2023	—	—	—	—	—(13)	—	84,506(4)	1,507,601(14)
	10/9/2024	—	—	—	—	280,000(15)	5,003,600	—	—

(1)	Reflects the grant date determined in accordance with FASB ASC Topic 718.
(2)	The dollar amount equals the number of shares subject to the applicable award times $17.84, the closing price of a share of common stock at the end of the last completed fiscal year.
(3)
Represents remaining unvested time-based RSUs that vest over a four-year period that vest in equal semi-annual installments on April 14 and October 14 of each year, provided that Mr. Arison remains in continuous service with us through each vesting date.

(4)
The share number equals the valuation as of the last completed fiscal year of the applicable market capitalization RSU award arrangement divided by $17.84, the closing price of a share of common stock at the end of the last completed fiscal year. This amount does not reflect the actual economic value that will ultimately be realized by the named executive officer. Awards issuable pursuant to the applicable market capitalization RSU award arrangements will be granted by the compensation committee only upon satisfaction of the applicable threshold.

(5)
Represents the valuation as of the last completed fiscal year of the market capitalization RSU award arrangements with Mr. Arison, including both the First CEO Threshold and the Second CEO Threshold. For further information on these market capitalization RSU award arrangements, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Mr. Arison.”

(6)
Represents the value of the 176,159 KPI performance awards granted to Mr. Arison on March 7, 2025, pursuant to a KPI RSU award arrangement approved for Mr. Arison in March 2024, based on the closing price of a share of common stock at the end of the last completed fiscal year. For further information on these performance awards, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Key Performance Indicator RSU Arrangements.”

(7)
The option award was granted with a per share exercise price equal to the fair market value of one share of Legacy Grindr’s Series X Ordinary Units on the date of grant, as determined in good faith by Legacy Grindr’s board of managers, and vests as to 25% of the Legacy Grindr Series X Ordinary Units subject thereto on the first anniversary of the vesting commencement date, and 6.25% of the Legacy Grindr Series X Ordinary Units subject thereto will vest each quarter thereafter, subject to Mr. Balance’s continued service to us through each vesting date. The exercise price and number of Legacy Grindr’s Series X Ordinary Units subject to Mr. Balance’s option, reflect the actual exercise price and number of units, respectively, as of December 31, 2022. At the closing of the Business Combination, the option award was converted into an option covering our common stock with adjustments to the number of shares and exercise price based on the applicable exchange ratio specified in the Merger Agreement to reflect the Business Combination.
(8)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 10% vesting on the December 1, 2024, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that Mr. Balance remains in continuous service with us through each vesting date. For more information on this award, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — RSU Awards to Mr. Balance.”

(9)
Represents the valuation as of the last completed fiscal year of the November 2023 market capitalization award arrangements with Mr. Balance, including both the Second CPO Threshold and the Third CPO Threshold. For further information on this arrangement, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Messrs. Balance and Katz.”

(10)
Represents the remaining unvested RSUs that vest in full on November 11, 2028, provided that Mr. Balance remains in continuous service with us through such vesting date. For more information on this award, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — RSU Awards to Mr. Balance.”

(11)
Represents the October 2024 market capitalization award arrangement with Mr. Balance. For further information on this arrangement, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Messrs. Balance and Katz.”

(12)
Represents the value of the 9,688 KPI performance awards granted to Mr. Balance on March 7, 2025, pursuant to a KPI RSU award arrangement approved for Mr. Balance in March 2024, based on the closing price of a share of common stock at the end of the last completed fiscal year. For further information on this award, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Key Performance Indicator RSU Arrangements.”

(13)
Represents the remaining unvested RSUs that vest in equal installments over a 5-year period on September 12 of each year beginning on September 12, 2024, provided that Mr. Katz remains in continuous service with us through each vesting date. For more information on this award, please refer to the section titled “Employment Arrangements with Named Executive Officers — Zachary Katz — Katz Employment Agreement.”

(14)
Represents the valuation as of the last completed fiscal year of the market capitalization award arrangements with Mr. Katz, including both the Second GC Threshold and the Third GC Threshold. For further information on this arrangement, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Messrs. Balance and Katz.”

(15)
Represents the remaining unvested RSUs that vest in equal installments over a 5-year period on November 11 of each year beginning on November 11, 2025, provided that Mr. Katz remains in continuous service with us through each vesting date. For more information on this award, please refer to the section titled “Narrative to Summary Compensation Table — Equity Compensation — RSU Awards to Mr. Katz.”

Employment Arrangements with Named Executive Officers
We have entered into employment arrangements with Messrs. Arison, Balance, and Katz, the terms of which are described below.
George Arison
Arison Employment Agreement
Effective as of April 27, 2022, we entered into an employment agreement with George Arison, which agreement was amended on March 18, 2025 (as amended, the “Arison Employment Agreement”). Under the terms of the Arison Employment Agreement, Mr. Arison has held the position of Chief Executive Officer and Executive Director of the Company since October 19, 2022 (the “Arison Start Date”), and receives an annual base salary of $1 million per year, subject to annual review and increase, but not decrease (unless pursuant to a salary reduction program applicable generally to our other C-level employees of no greater than 10% reduction), by the board of directors in its sole discretion. In addition to his annual base salary, Mr. Arison is eligible to receive an annual bonus with a target amount equal to $1 million, based on the achievement of performance objectives and goals established by the Company in consultation with Mr. Arison.
Pursuant to the terms of the Arison Employment Agreement and subject to the approval of the board of directors, Mr. Arison received or remains eligible to receive certain incentive and equity-based awards, which awards are or will be, as applicable, subject to the terms of the 2022 Plan. Such awards include (i) 3,750,000 RSUs, subject to a five-year vesting schedule, with one-fifth of the total number of RSUs vesting on the first anniversary of the Arison Start Date, and the remainder vesting in eight equal six-month installments thereafter (the “Arison Time-Based Award”); and (ii) fully vested RSUs, cash, or a combination, ranging in value from $1.5 million to $3 million, based upon the achievement of annual KPIs as established by the Company and Mr. Arison at the start of each calendar year. The Arison Employment Agreement also provides for certain market capitalization RSU arrangements described under “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Mr. Arison.” The Arison Time-Based Awards shall accelerate and vest in full on a termination of Mr. Arison’s employment by the Company without “Cause” (as described in the Current Report on Form 8-K filed with the SEC on March 18, 2025 (the “March 18 8-K”)) or if Mr. Arison terminates his employment for “Good

Reason” (as described in the March 18 8-K), in either case, at any time within 12 months following a change in control. The Arison Time-Based Award was granted to Mr. Arison on November 15, 2022.
Either the Company or Mr. Arison may terminate Mr. Arison’s employment at any time, with or without cause or advance notice. If Mr. Arison’s employment is terminated by the Company without Cause, or if Mr. Arison terminates his employment for Good Reason (either case, an “Involuntary Termination”), he will be eligible to receive a lump-sum cash payment equal to two times the sum of (i) the amount of his base salary in effect as of the Involuntary Termination; plus (ii) his target bonus in effect as of the date of his existing employment agreement. Under the terms of the Amendment, if Mr. Arison is subject to an Involuntary Termination, he will also be entitled to (A) the acceleration and immediate vesting as of such Involuntary Termination of any outstanding time-vesting equity awards granted to Mr. Arison under the 2022 Plan or otherwise that are scheduled to vest during the twelve months after such Involuntary Termination; and (B) vesting of any outstanding performance-vesting equity awards granted to Mr. Arison under the Plan or otherwise, that are eligible to vest during the twelve months after such Involuntary Termination, based on actual performance through the end of the applicable performance period.
The Arison Employment Agreement provides that if any payment or distribution thereunder would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then any such payments will be reduced if such reduction will provide Mr. Arison with a greater net after-tax benefit than would no reduction.
Austin “AJ” Balance
Balance Employment Arrangement
On November 22, 2021, we entered into an offer letter with Mr. Balance, which was supplemented on December 21, 2023, and October 29, 2024 (as supplemented, the “Balance Offer Letter”), which governs the current terms of his employment as our Chief Product Officer. Mr. Balance’s employment is at will and may be terminated at any time, with or without cause. The Balance Offer Letter provides for an initial annual base salary of $375,000 per year and eligibility to participate in Grindr’s benefit programs. Effective December 1, 2023, Mr. Balance’s annual base salary was increased to $410,000 per year.
Mr. Balance is also eligible to receive an annual bonus with a target amount equal to 55% of Mr. Balance’s annual base salary, based upon the level of achievement of performance objectives and goals established annually by the Company’s board of directors or the compensation committee thereof. In 2023, and any other fiscal year where Mr. Balance’s annual base salary is increased or decreased, his annual target bonus opportunity will be prorated to reflect the increase or decrease in his annual base salary.
Pursuant to the terms of the Balance Offer Letter, and subject to the approval of the board of directors, Mr. Balance received or remains eligible to receive certain incentive and equity-based awards. Such awards include an option award that was granted with a per share exercise price equal to the fair market value of one share of Legacy Grindr’s Series X Ordinary Units on the date of grant, and vests as to 25% of the Legacy Grindr Series X Ordinary Units subject thereto on the first anniversary of the vesting commencement date, and 6.25% of the Legacy Grindr Series X Ordinary Units subject thereto will vest each quarter thereafter, subject to Mr. Balance’s continued service to us through each vesting date. At the closing of the Business Combination, the option award was converted into an option covering our common stock with adjustments to the number of shares and exercise price based on the applicable exchange ratio specified in the agreements entered into in connection with the Business Combination (the “Balance Option Award”). The Balance Option Award is subject to the terms of the Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan. Mr. Balance’s employment arrangement also provides for certain market capitalization RSU arrangements described under “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Messrs. Balance and Katz,” which awards are or will be, as applicable, subject to the terms of the 2022 Plan.
KPI Arrangement with Mr. Balance
Commencing with the Company’s 2024 fiscal year, Mr. Balance became eligible to receive an award of fully vested RSUs with a value ranging from $125,000 to $165,000 for fiscal year 2024, and from $350,000 to $465,000 for fiscal year 2025 and subsequent fiscal years (such amount within the applicable range as determined by the board (or a committee thereof) in its or their sole and absolute discretion) if certain KPIs for the applicable fiscal year, which will be determined by the board (or a committee thereof) in its sole discretion, have been satisfied, as determined by the board (or a committee thereof) in its sole discretion, subject to Mr. Balance’s continuous service to the Company through the grant date of such award. On April 21, 2025, the compensation committee approved the 2025 KPI framework for Mr. Balance, under which Mr. Balance will be eligible to receive an award of fully vested RSUs with a value of up to $465,000 if certain KPIs are satisfied for fiscal year 2025, as determined by the board (or a committee thereof) in its sole discretion, subject to Mr. Balance’s continuous service to the Company through the grant date of such award. The number of RSUs granted with respect to such award will be equal to the target RSU value earned for the 2025 fiscal year divided by the average VWAP for the 90 trading days preceding December 31, 2025.
Zachary Katz
Katz Employment Arrangement
Effective as of August 22, 2023, we entered into an offer letter with Mr. Katz, which letter was amended on November 29, 2023 (as amended, the “Katz Offer Letter”), which governs the current terms of his employment as our General Counsel and Head of Global Affairs. The Katz Offer Letter provides for an annual base salary of $440,000 per year and eligibility to participate in Grindr’s benefit programs.
Mr. Katz is also eligible to receive an annual bonus with a target amount equal to 50% of Mr. Katz’s annual base salary, based upon the level of achievement of performance objectives and goals established annually by the Company’s board of directors or the compensation committee thereof. In any fiscal year where Mr. Katz’s annual base salary is increased or decreased, his annual target bonus opportunity will be prorated to reflect the increase or decrease in his annual base salary.
Pursuant to the terms of the Katz Offer Letter, and subject to the approval of the board of directors, Mr. Katz received or remains eligible to receive certain incentive and equity-based awards, which awards are or will be, as applicable, subject to the terms of the 2022 Plan. Such awards included 310,000 RSUs, subject to a five-year vesting schedule, with one-fifth of the total number of RSUs vesting on the first anniversary of the September 12, 2023, and the remainder vesting in equal annual installments thereafter (the “Katz Time-Based Award”). The Katz Time-Based Award was granted to Mr. Katz on November 29, 2023. Mr. Katz’s employment arrangement also provides for certain market capitalization RSU arrangements described under “Narrative to Summary Compensation Table — Equity Compensation — Market Capitalization RSU Arrangements with Messrs. Balance and Katz.”
Either the Company or Mr. Katz may terminate Mr. Katz’s employment at any time, with or without cause or notice. If Mr. Katz’s employment is terminated by the Company without Cause (as defined in the Katz Offer Letter), or if Mr. Katz terminates his employment for Good Reason (as defined in the Katz Offer Letter), he will be eligible to receive a lump-sum cash payment equal to the greater of (i) nine months of the amount of his base salary in effect as of the Involuntary Termination; or (ii) the amount of severance payment pursuant to the then-applicable company-wide severance policy as may be adopted by the Company from time to time, subject to standard payroll deductions and withholdings. Mr. Katz will also be entitled to (a) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs based on actual results for such year, and payable at the same time as bonuses for such year are paid to other senior executives of the Company; and (b) if Mr. Katz is eligible, payments by the Company for COBRA group health insurance premiums for Mr. Katz and his eligible dependents for up to nine months following the separation date. If such termination occurs within twelve months of a qualifying change in control of the Company, Mr. Katz will also be entitled to the acceleration and immediate vesting in full of the Katz Time-Based Award.
KPI Arrangement with Mr. Katz
Commencing with the Company’s 2025 fiscal year, Mr. Katz will be eligible to receive an award of fully vested RSUs with a value ranging from $250,000 to $350,000 (such amount within the applicable range as determined by the board (or a committee thereof) in its or their sole and absolute discretion) if certain KPIs for the applicable fiscal year, which will be determined by the board (or a committee thereof) in its sole discretion, have been satisfied, as determined by the board (or a committee thereof) in its sole discretion, subject to Mr. Katz’s continuous service to the Company through the grant date of such award. On April 21, 2025, the compensation committee approved the 2025 KPI framework for Mr. Katz, under which Mr. Katz will be eligible to receive an award of fully vested RSUs with a value of up to $350,000 if certain KPIs are satisfied for fiscal year 2025, as determined by the board (or a committee thereof) in its sole discretion, subject to Mr. Katz’s continuous service to the Company through the grant date of such award. The number of RSUs granted with respect to such award will be equal to the target RSU value earned for the 2025 fiscal year divided by the average VWAP for the 90 trading days preceding December 31, 2025.

Executive Compensation
Our policies with respect to the compensation of our executive officers are administered by the board of directors in consultation with the compensation committee. The compensation policies we follow are designed to provide for compensation that is sufficient to attract, motivate, and retain executives and to establish an appropriate relationship between executive compensation and the creation of shareholder value. In addition to the guidance provided by the compensation committee, the board of directors may utilize the services of third parties from time to time in connection with the recruiting, hiring, and determination of compensation awarded to executive employees.
Incentive Compensation Recoupment Policy
In November 2023, the compensation committee adopted our Incentive Compensation Recoupment Policy, designed to comply with Rule 10D-1 of the Exchange Act and NYSE listing standards. The policy provides that, in the event we are required to prepare an accounting restatement, we will be required to recover incentive-based compensation received by any current or former executive officer based wholly or in part upon the attainment of a financial reporting measure that was erroneously awarded during the period of time specified in the policy.
Insider Trading Policy
We have an insider trading policy (our “Insider Trading Policy”) and procedures that govern the purchase, sale, and other dispositions of our securities by our directors, officers, and employees. We believe our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, on March 7, 2024.
Hedging Policy
Pursuant to our Insider Trading Policy, which applies to all directors, officers, and other employees of our Company, hedging transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities are discouraged. Our Insider Trading Policy requires that any hedging or similar arrangement proposed by any director, officer or other employee must be pre-cleared in advance by the Company’s Head of Legal Department or such officer’s designee. Our Insider Trading Policy also prohibits directors, officers and employees from trading in derivative securities related to our common stock, which include publicly-traded call and put options, (other than warrants issued by us) unless such person has obtained pre-clearance from our Head of Legal Department or such officer’s designee. In addition, all directors, executive officers and other specified employees are prohibited from holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan, unless such person has obtained pre-clearance from our Head of Legal Department or such officer’s designee.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders	7,010,092(3)	$5.00(4)	8,334,958
Equity compensation plans not approved by stockholders(5)	—	—	—
Total	7,010,092		8,334,958

(1)
Includes the Grindr Inc. Amended and Restated 2022 Equity Incentive Plan and the Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan. For further detail on our equity compensation plans, please see Note 14 “Stock-Based Compensation” to the financial statements included in the 2024 Form 10-K.

(2)	Includes only the Grindr Inc. Amended and Restated 2022 Equity Incentive Plan.
(3)	Includes 6,304,976 shares subject to outstanding RSUs.
(4)	The weighted average exercise price relates solely to outstanding stock option shares because shares subject to RSUs have no exercise price.
(5)	We do not have equity compensation plans not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the beneficial ownership of common stock as of June 4, 2025, by:
•	each person who is the beneficial owner of more than 5% of common stock;
•	each person who is a named executive officer or director of the Company; and
•	all executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days of June 4, 2025.
There were 196,195,509 shares of common stock issued and outstanding as of June 4, 2025. Shares of common stock issuable upon exercise of options or other rights exercisable within 60 days or upon the settlement of RSUs that will vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof. Unless otherwise indicated, we believe that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Shares of Common Stock
5% Holders
Jeremy Leonard Brest(2)	12,536,405	6.4%
Directors and Executive Officers
George Arison(3)	418,896	*
Austin “AJ” Balance	42,014	*
Zachary Katz	111,189	*
Raymond Zage, III(4)	93,713,454	47.8%
James Fu Bin Lu(5)	26,591,512	13.6%
J. Michael Gearon, Jr.(6)	11,574,802	5.9%
Daniel Brooks Baer(7)	25,121	*
Meghan Stabler(8)	29,838	*
Nathan Richardson(9)	16,126	*
Chad Cohen(9)	1,391	*
All current Company directors and executive officers as a group (eleven individuals)	132,837,555	67.7%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Grindr Inc., 750 N. San Vicente Blvd Ste RE 1400, West Hollywood, CA 90069.
(2)
Based on a Schedule 13D/A filed with the SEC by Mr. Brest on February 21, 2025, as updated based on additional information as of April 21, 2025 made available to the Company. The business address for Mr. Brest is Ocean Financial Centre, Level 40, 10 Collyer Quay, Singapore, U0, 049315.

(3)	Consists of (i) 318,896 shares of common stock held by Mr. Arison; and (ii) 100,000 shares of common stock held by the George Arison 2024 GRAT.
(4)
Based on a Schedule 13D/A filed with the SEC by Mr. Zage on February 24, 2025, as updated based on additional information as of June 4, 2025 made available to the Company. Consists of (i) 85,926,333 shares of common stock held by Tiga Investments Eighty-Eight Pte. Ltd., a Singapore limited liability company (“Tiga 88”); (ii) 1,060,507 shares of common stock held by Big Timber Holdings, LLC, a Nevis limited liability company (“Big Timber”); (iii) 6,724,435 shares of common stock held by Mr. Zage; and (iv) 2,179 shares issuable under outstanding RSUs vesting on or before August 3, 2025. Each of Tiga 88 and Big Timber are 100% controlled by Mr. Zage. Mr. Zage disclaims any beneficial ownership of the securities held by Tiga 88 and Big Timber other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Tiga 88 has pledged 85,926,333 shares of common stock to certain lenders in connection with a financing arrangement. The business address for Mr. Zage, Tiga 88 and Big Timber is Ocean Financial Centre, Level 40, 10 Collyer Quay, Singapore, U0, 049315.

(5)
Based on a Schedule 13D/A filed with the SEC by Mr. Lu on May 23, 2025, as updated based on additional information as of June 4, 2025, made available to the Company. Consists of (i) 26,588,867 shares of common stock held by Longview Grindr Holdings Limited, a British Virgin Islands company (“Longview Grindr”); and (ii) 2,645 shares issuable under outstanding RSUs vesting on or before August 3, 2025, Longview Grindr is 100% owned by Longview Capital Holdings LLC (“Longview”), which is 100% owned by Mr. Lu. Mr. Lu and Longview may be deemed to have the right to exercise voting and investment power over the shares held by Longview Grindr. Mr. Lu and

Longview each disclaim any beneficial ownership of the securities held by Longview Grindr other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Longview Grindr has pledged 26,588,867 shares of common stock to certain lenders in connection with a financing arrangement. The business address for Mr. Lu, Longview Grindr, and Longview is 428 East Street Ste E, Grinnell, IA 50112.
(6)
Based on a Schedule 13D/A filed with the SEC by Mr. Gearon on February 3, 2025, as updated based on additional information as of June 4, 2025 made available to the Company. Consists of (i) 6,090,959 shares of common stock held by The 1997 Gearon Family Trust; (ii) 5,480,568 shares of common stock held by the J. Michael Gearon, Jr. Revocable Trust; (iii) 630 shares of common stock held by Mr. Gearon; and (iv) 2,645 shares issuable under outstanding RSUs vesting on or before August 3, 2025. Mr. Gearon disclaims any beneficial ownership of the securities held by The 1997 Gearon Family Trust other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address for Mr. Gearon, the J. Michael Gearon, Jr. Revocable Trust, and The 1997 Gearon Family Trust is 3350 Riverwood Parkway, Suite 425, Atlanta, GA 30339.

(7)	Includes 2,617 shares issuable under outstanding RSUs vesting on or before August 3, 2025.
(8)	Includes 2,614 shares issuable under outstanding RSUs vesting on or before August 3, 2025.
(9)	Includes 3,023 shares issuable under outstanding RSUs vesting on or before August 3, 2025.
(10)	Mr. Cohen joined the board on June 3, 2025. Consists of 1,398 shares issuable under outstanding RSUs vesting on or before August 3, 2025.
As noted above, Tiga 88, controlled by our director Mr. Zage, has pledged 85,926,333 shares of common stock, or 43.8% of our outstanding common stock as of June 4, 2025, to lenders in connection with a financing arrangement. In a separate transaction, Longview Grindr, controlled by our director, Mr. Lu, has pledged 26,588,867 shares of common stock, or 13.6% of our outstanding common stock as of June 4, 2025, to lenders in connection with a financing arrangement. If Tiga 88, Longview Grindr, or other parties to the financing arrangements breach certain covenants or obligations in the financing arrangements, an event of default or maturity of the loans could result, and the lenders could exercise their right to accelerate all of the debt under the financing arrangement and foreclose on the pledged securities. In addition, the lenders could seek to sell all or a portion of the pledged securities or otherwise dispose of such interests. A foreclosure on the shares pledged by Tiga 88 or Longview Grindr could result in a significant change of ownership in our common stock held by our board and could result in one or more new or existing stockholders gaining significant positions in our stock. Such a foreclosure could also result in significant volatility in the trading price of our common stock.
For a discussion of our policy on the pledging of our common stock by directors, executive officers and other parties, please see the section entitled “Hedging Policy” above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2023, to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2023 and 2024, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the sections titled “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers, and stockholders.
Warrant Redemption and Warrant Exercises
In January 2025, we provided notice to the holders of our outstanding warrants, which consisted of (i) 18,560,000 private placement warrants, (ii) 13,799,825 public warrants; (iii) 2,500,000 forward purchase warrants; and (iv) 2,500,000 backstop warrants (collectively, the “Warrants”) that we would redeem the Warrants at a redemption price of $0.10 per warrant at 5:00 p.m. New York City time on February 24, 2025 (the “Redemption Date,” and such transaction, the “Redemption”). In connection with the redemption, Warrant holders were entitled to exercise their Warrants until 5:00 p.m. New York City time on the Redemption Date either (a) for cash, at an exercise price of $11.50 per share of common stock; or (b) on a “cashless” basis in which case, the holder would receive 0.361 shares of common stock per Warrant, which number was determined in accordance with the terms of the warrant agreement governing the Warrants.
Prior to the Redemption Date, on February 14, 2025, James Fu Bin Lu exercised 1,336,124 Warrants to purchase shares of our common stock on a cashless basis at a conversion ratio of 0.361 shares of common stock per Warrant, resulting in our withholding of 853,784 shares of common stock and the issuance to Mr. Lu of the remaining 482,340 shares of common stock.
Also prior to the Redemption Date, on February 4, 2025, G. Raymond Zage, III exercised 25,000 Warrants to purchase shares of our common stock on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 25,000 shares of our common stock. On February 13, 2025, Mr. Zage exercised 703,442 additional Warrants on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 703,442 shares of our common stock. On February 19, 2025, Mr. Zage exercised 13,920,000 additional Warrants on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 13,920,000 shares of our common stock.
Amended and Restated Registration Rights Agreement
Certain significant stockholders of the Company, including our director Mr. Zage and entities controlled by Mr. Zage, entities controlled by our director Mr. Lu, and entities controlled by our director Mr. Gearon, entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) at the closing of the Business Combination, pursuant to which the parties agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities of that are held by the parties thereto from time to time. The A&R Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company and holders of the Company’s securities party thereto in connection with the initial public offering.
Catapult Share Purchase and Promissory Note
On April 27, 2021, Catapult GP II LLC, a Delaware limited liability company (“Catapult GP II”) purchased 5,387,194 common units of Legacy Grindr for $30,000,000 (the “Share Purchase”). In connection with the Share Purchase, Catapult GP II issued a $30,000,000 full recourse promissory note to Legacy Grindr (the “Note”), which was secured with a continuing first priority lien and security interest in favor of Legacy Grindr over the Share Purchase units. The Note, as a debt obligation of Catapult GP II, is unconditionally and personally guaranteed by Jeffrey C. Bonforte, who was the former Chief Executive Officer of Legacy Grindr from June 2020 to October 2022, and Gary C. Hsueh, who was the former Chief Financial Officer of Legacy Grindr from June 2020 to September 2022. Mr. Bonforte (30% ownership interest in Catapult GP II) is a member of Catapult GP II. Mr. Hsueh (30% ownership interest in Catapult GP II) is the manager of Catapult GP II. Catapult GP II is a security holder of the Company (2.2% ownership interest). The Note accrued simple interest at 10% per year. As of December 31, 2022, the total outstanding amount on the Note, including interest, was $19,071,000. Prior to the Closing, Catapult GP II partially settled the Note with a cash payment of $12.0 million, and subsequently paid the total outstanding amount on the Note with multiple cash payments throughout the first quarter of 2023 totaling $19,352,306.
Related-Person Transactions Policy
Our audit committee has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, oversight and disclosure, if necessary, of related-person transactions. For purposes of the policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were, or will be participants, and in which any related-person had, has, or will have a direct or indirect material interest, and the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant, or director will not be considered related-person transactions under this policy.
Under the policy, a related-person is, at any time since the beginning of our last fiscal year, a director or executive officer or a nominee to become a director, or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or their immediate family members and affiliates, inform, and obtain approval from our audit committee pursuant to in accordance with the policy before such related-person may engage in the transaction.
In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally; and
•	the availability of other sources for comparable services or products.
Our audit committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and our stockholders, as our audit committee determines in the good faith exercise of its discretion.
Indemnification Agreements
Our corporate governance documents provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our restated certificate of incorporation. We have also entered into indemnification agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements they may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single

Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us at Grindr Inc., Attention: Secretary, PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 or by contacting our Secretary at (310) 776-6680. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any persons owning ten percent or more of our common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of the reports.
Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from our executive officers and directors, we believe that all required reports were timely filed during 2024, except for the following Form 4s that were inadvertently filed late:
•
one Form 4 for each of Daniel Brooks Baer, J. Michael Gearon, Jr., Gary I Horowitz, James Fu Bin Lu, Nathan Richardson, Meghan Stabler, and G. Raymond Zage III reporting their annual non-employee director equity awards, as a result of which one transaction for each non-employee director was not reported on a timely basis;

•
one Form 4 for each of George Arison, AJ Balance, and Zachary Katz, as a result of which receipt of one restricted stock unit award by each of Messrs. Arison, Balance, and Katz, respectively, was not reported on a timely basis; and

•
two Form 4s for Kye Chen, who served as our Chief Accounting Officer until November 2024, as a result of which receipt of one restricted stock unit award by her and one transaction involving the withholding of common stock to satisfy tax obligations upon settlement of restricted stock units were not reported on a timely basis.

OTHER MATTERS
Fiscal Year 2024 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2024, are included in our 2024 Form 10-K. This proxy statement and our annual report are posted on our website at www.investors.grindr.com under “Investors” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Grindr Inc., Attention: Secretary, PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 or to IR@grindr.com.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By order of the Board of Directors,

Zachary Katz General Counsel and Secretary West Hollywood, California June 20, 2025

GRINDR INC.
P.O. BOX 69176
750 N. SAN VICENTE BOULEVARD, SUITE RE 1400
WEST HOLLYWOOD, CA 90069

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GRND2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76150-P35438 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRINDR INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) George Arison
02) G. Raymond Zage, III
03) James Fu Bin Lu
04) J. Michael Gearon, Jr.
05) Daniel Brooks Baer
06) Meghan Stabler
07) Chad Cohen
08) Nathan Richardson

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V76151-P35438

GRINDR INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 30, 2025 4:00 PM PACIFIC TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) acknowledge(s) receipt of the Notice of the 2025 Annual Meeting of Stockholders of Grindr Inc. and the Proxy Statement and hereby appoint(s) George Arison, Vandana Mehta-Krantz, and Zachary Katz, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GRINDR INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, Pacific Time, on July 30, 2025, via live webcast at www.virtualshareholdermeeting.com/GRND2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE